As filed with the Securities and Exchange Commission on November 30, 2015

Registration No. 333-207078

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5
to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPHERIX INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	52-0849320
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6430 Rockledge Drive, Suite 503

Bethesda, MD 20877

(703) 992-9260

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Anthony Hayes

Chief Executive Officer

Spherix Incorporated

6430 Rockledge Drive, Suite 503

Bethesda, MD 20877

Telephone (703) 992-9260

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Theodore J. Ghorra, Esq.

Nixon Peabody LLP

437 Madison Avenue

New York, New York 10022

Telephone: (212) 940-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price	Amount of registration fee(2)
Class A Units consisting of:
(i) Common Stock, par value $0.0001(3)
(ii) Warrants to purchase Common Stock(4)
Class B Units consisting of:
(i) Series K Convertible Preferred Stock, par value $0.0001
(ii) Warrants to purchase Common Stock(4)
Common Stock issuable upon conversion of Series K Convertible Preferred Stock(3)
Common Stock issuable upon exercise of Warrants to purchase Common Stock(3)
Total	$10,000,000	$1,162.00

(1)	There is being registered hereunder an indeterminate number of shares of common stock, common stock warrants and preferred stock, with total offering proceeds not to exceed $10,000,000, which may include the proceeds from sales of shares issued hereunder, as well as proceeds from any exercise of the warrants that may be offered and sold pursuant to the prospectus to which this registration statement relates.

(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminable number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(4)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 30, 2015

PROSPECTUS

Up to $10,000,000 of

Class A Units consisting of Common Stock and Warrants and
Class B Units consisting of Series K Convertible Preferred Stock and Warrants
(              shares of Common Stock underlying the Series K Convertible Preferred Stock and Warrants)

We are offering up to $10,000,000 of Class A Units (consisting of one share of our common stock, a Series A warrant to purchase           share of our common stock at an exercise price equal to the public offering price of the Class A Units, (“Series A warrant”), and a Series B warrant to purchase            of a share of our common stock at an exercise price equal to          of the public offering price of the Class A Units, (“Series B warrant”)). The shares of common stock, Series A warrants and Series B warrants part of a Class A Unit are immediately separable and will be issued separately in this offering.

We are also offering to those purchasers, if any, whose purchase of Class A Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing Class A Units, to purchase Class B Units. Each Class B Unit will consist of one share of our Class K Convertible Preferred Stock, or the Series K Preferred, with a stated value of $0,0001 per share and convertible into shares of our common stock at the public offering price of the Class A Units, together with the equivalent number of Series A warrants and Series B warrants as would have been issued to such purchaser if they had purchased Class A Units based on the public offering price. The Series K Preferred do not generally have any voting rights but are convertible into shares of common stock. The shares of Series K Preferred, Series A warrants and Series B warrants part of a Class B Unit are immediately separable and will be issued separately in this offering.

We are also offering the shares of common stock that are issuable from time to time upon conversion of the Series K Preferred and upon exercise of the Series A warrants and Series B warrants being offered by this prospectus.

Assuming we sell all $10,000,000 of Class A Units (and no Class B Units) being offered in this offering and a public offering price of $         , the reported closing price of our common stock on October          , 2015, we would issue in this offering an aggregate of          shares of our common stock, Series A warrants to purchase          shares of our common stock and Series B warrants to purchase          shares of our common stock.

Our common stock is listed on The NASDAQ Capital Market under the symbol “SPEX”. The last reported sale price of our common stock on The NASDAQ Capital Market on October 21, 2015 was $0.33 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the warrants on any national securities exchange.

Investing in our common stock and warrants involves a high degree of risk. You should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 10 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per share	Per Class A Unit (one share of common stock, a Series A warrant for share and a Series B warrant for of a share)	Per Class B Unit (one share of Series K Preferred and Series A warrants and Series B warrants)	Total
Public offering price	$	$	$	$
Placement agent’s fees(1)	$	$	$	$
Proceeds to Spherix Incorporated, before expenses	$	$	$	$

(1)	We have agreed to reimburse the placement agent for certain of its expenses. See “Plan of Distribution” on page 54 of this prospectus for a description of the compensation payable to the placement agent.

We have engaged H.C. Wainwright & Co., LLC (“Wainwright” or the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. Wainwright is not purchasing or selling the securities offered by us, and is not required to sell any specific number or dollar amount of securities, but will use its reasonable best efforts to arrange for the sale of the securities offered. We estimate total expenses of this offering, excluding the placement agent fees, will be approximately $          . Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. This offering will terminate on            , 2015, unless the offering is fully subscribed before that date or we decide to terminate the offering prior to that date. In either event, the offering may be closed without further notice to you. We may utilize a non-interest bearing escrow account in connection with the closing of this offering.

CONCURRENT OFFERINGS

On January 24, 2014, our Registration Statement on Form S-1 (File No. 333-192737) was declared effective under the Securities Act of 1933, as amended, with respect to the resale of 2,302,615 shares of our common stock, including 1,236,130 shares of common stock issuable upon conversion of outstanding shares of our Series D-1 Convertible Preferred Stock. Sales of common stock by the selling stockholders pursuant to the Prospectus filed on January 28, 2014, the related Prospectus Supplement filed on February 19, 2014, and the Post-Effective Amendment on Form S-3, filed on April 9, 2014 and declared effective by the Securities and Exchange Commission on April 11, 2014, or the potential of such sales, could have an adverse effect on the market price of our common stock.

On February 3, 2014, we filed a Registration Statement on Form S-3 (File No. 333-193729) and amended such registration statement on April 9, 2014 and May 1, 2014, with respect to the resale of 7,777,829 shares of our common stock, consisting of (i) 635,949 shares of common stock, (ii) 156,250 shares of common stock issuable upon conversion of Series F-1 Convertible Preferred Stock, of which no shares currently remain issued and outstanding (iii) 4,390,430 shares of common stock issuable upon conversion of outstanding shares of Series H Convertible Preferred Stock, and (iv) 2,395,200 shares of common stock issuable upon conversion of Series I Convertible Redeemable Preferred Stock (“Series I Preferred Stock”), of which 598,800 shares of the Series I Preferred Stock remain outstanding as 1,796,400 shares of Series I Preferred Stock have been redeemed by the company since issuance. Upon being declared effective by the Securities and Exchange Commission, the sale of such convertible preferred shares by the selling stockholders, or the potential of such sales, could have an adverse effect on the market price of our common stock.

On May 16, 2014, our Registration Statement on Form S-3 (File No. 333-195346) was declared effective under the Securities Act of 1933, as amended, with respect to (a) the resale of 1,778,409 shares of our common stock, including 592,794 shares of common stock underlying warrants, and (b) the primary sale, in one or more offerings, of any combination of securities described in the prospectus included in the registration statement having an aggregate initial offering price of up to $30,000,000. Sales of common stock by the selling stockholders pursuant to the prospectus included in such registration statement or in a prospectus supplement, or the potential of such sales, could have an adverse effect on the market price of our common stock. We sold 10,000,000 shares of Series J Convertible Preferred Stock (which shares were later converted to shares of common stock) and issued an additional 125,000 shares of common stock pursuant to such registration statement. The resale of such publicly tradable shares of our common stock, or the potential of such sales, could have an adverse effect on the market price of our common stock.

On November 18, 2014, our registration statement on Form S-3 (File No. 333-198498) was declared effective under the Securities Act of 1933, as amended, with respect to (a) the primary sale, in one or more offerings, of any combination of securities described in the prospectus included in the registration statement having an aggregate initial offering price of up to $30,000,000, which is inclusive of (b) the remaining $9,775,000 from Registration Statement from Form S-3 (File No. 333-195346).  On July 15, 2015, we sold 5,719,532 shares of our common stock, par value $.0001 per share and warrants to purchase up to 7,035,024 shares of our Common Stock (issuable from time to time upon exercise of these warrants) pursuant to such registration statement.  The resale of such publicly tradable shares of our common stock, or the potential of such sales, could have an adverse effect on the market price of our common stock.

Rodman & Renshaw

a unit of H.C. Wainwright & Co.

The date of this prospectus is            , 2015

We have not authorized anyone to provide you with information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. We are offering to sell, and are seeking offers to buy, shares of our common stock and warrants only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock or warrants. Our business, financial condition, results of operations, and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or warrants or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

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PROSPECTUS SUMMARY

The items in the following summary are described in more detail later in this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider before buying our securities. Therefore, you should read the entire prospectus, and any documents we incorporate by reference, carefully before deciding to invest in our securities. Investors should carefully consider the information set forth under “Risk Factors” beginning on page 10 of this prospectus. In this prospectus, unless the context otherwise requires, references to “the Company,” “we,” “us,” “our,” or “Spherix” refer to Spherix Incorporated.

About This Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the Placement Agent has not, authorized any person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Placement Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference is accurate only as of their respective dates. Spherix’s business, financial condition, results of operations and prospects may have changed since such dates.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Our Business

Our Business Model

We are a patent commercialization company that realizes revenue from the monetization of intellectual property, or IP.  Such monetization includes, but is not limited to, acquiring IP from patent holders in order to maximize the value of the patent holdings by conducting and managing a licensing campaign, or through the settlement and litigation of patents.  We intend to generate revenues and related cash flows from the granting of intellectual property rights for the use of patented technologies that we own, or that we manage for others.

We continually work to enhance our portfolio of intellectual property through acquisition and strategic partnerships. Our mission is to partner with inventors, or other entities, who own undervalued intellectual property.  We then work with the inventors or other entities to commercialize the IP.  Currently, we own over 330 patents and patent applications.

Our Products and Services

We acquire IP from patent holders in order to maximize the value of their patent holdings by conducting and managing a licensing campaign. Some patent holders tend to have limited internal resources and/or expertise to effectively address the unauthorized use of their patented technologies or they simply make the strategic business decision to outsource their intellectual property licensing. They can include individual inventors, large corporations, universities, research laboratories and hospitals. Typically, we, or an operating subsidiary, acquires a patent portfolio in exchange for a combination of an upfront cash payment, a percentage of our operating subsidiary’s net recoveries from the licensing and enforcement of the portfolio, or a combination of the two.

Competition

We expect to encounter significant competition from others seeking to acquire interests in intellectual property assets and monetize such assets. This includes an increase in the number of competitors seeking to acquire the same or similar patents and technologies that we may seek to acquire.  Most of our competitors have much longer operating histories, and significantly greater financial and human resources, than we do. Entities such as Vringo, Inc. (NYSE MKT: VRNG), VirnetX Holding Corp (NYSE MKT: VHC), Acacia Research Corporation (NASDAQ: ACTG), RPX Corporation (NASDAQ: RPXC), Marathon Patent Group, Inc. (NASDAQ: MARA) and others presently market themselves as being in the business of creating, acquiring, licensing or leveraging the value of intellectual property assets. We expect others to enter the market as the true value of intellectual property is increasingly recognized and validated. In addition, competitors may seek to acquire the same or similar patents and technologies that we may seek to acquire, making it more difficult for us to realize the value of its assets.

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We also compete with venture capital firms, strategic corporate buyers and various industry leaders for technology acquisitions and licensing opportunities.  Many of these competitors may have more financial and human resources than we do.  As we become more successful, we may find more companies entering the market for similar technology opportunities, which may reduce our market share in one or more technology industries that we currently rely upon to generate future revenue.

Other companies may develop competing technologies that offer better or less expensive alternatives to our patented technologies that we may acquire and/or out-license.  Many potential competitors may have significantly greater resources than we do.  Technological advances or entirely different approaches developed by one or more of our competitors could render certain of the technologies owned or controlled by our operating subsidiaries obsolete and/or uneconomical.

Intellectual Property and Patent Rights

Our intellectual property is primarily comprised of trade secrets, patented know-how, issued and pending patents, copyrights and technological innovation.

Our portfolio is currently comprised of over 330 patents and patent applications.  Our patent portfolio includes both U.S. and foreign patents and pending patent applications in the wireless communications and telecommunication sectors including data, optical and voice technology, antenna technology, Wi-Fi, base station functionality, and cellular.  We also own patents related to artificial sweetener and prescription refill technology.

Most of our patents are publicly accessible on the Internet website of the U.S. Patent and Trademark Office at www.uspto.gov.

The lives of our patent rights have a wide duration.  Certain patents have already expired and the latest patents do not expire until 2026.

Patent Enforcement Litigation

We may often be required to engage in litigation to enforce our patents and patent rights. We are, or may become a party to ongoing patent enforcement related litigation, alleging infringement by third parties of certain of the patented technologies owned or controlled by us.  The material litigations in which we are currently engaged are described in summary fashion below.

Guidance IP LLC v. T-Mobile Inc., Case No. 2:14-cv-01066-RSM, in the United States District Court for the Western District of Washington

On August 1, 2013, our wholly owned subsidiary Guidance initiated litigation against T-Mobile Inc. (“T-Mobile”) in Guidance IP LLC v. T-Mobile Inc., Case No. 6:13-cv-01168-CEH-GJK, in the United States District Court for the Middle District of Florida for infringement of U.S. Patent No. 5,719,584 (the “Asserted Patent”). The complaint alleges that T-Mobile has manufactured, sold, offered for sale and/or imported technology that infringes the Asserted Patent. We sought relief in the form of a finding of infringement of the Asserted Patent, an accounting of all damages sustained by us as a result of T-Mobile’s infringement, actual damages, enhanced damages under 35 U.S.C. Section 284, attorney’s fees and costs. On April 24, 2014, the United States District Court for the Middle District of Florida transferred the case to the United States District Court for the Western District of Washington (“the Court”). On July 14, 2014, the Court assigned the case a new case number, 2:14-cv-01066-RSM. On January 29, 2015, the Court issued an Order requiring the parties to serve Initial Disclosures by February 26, 2015 and submit a Joint Status Report and Discovery Plan to the Court by March 12, 2015, which were timely served and filed. At present, the dispute between the parties has been resolved. On April 30, 2015, the parties filed a dismissal without prejudice of all claims, defenses and counterclaims, with all attorneys’ fees, costs of court and expenses to be borne by each party incurring the same.

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Spherix Incorporated v. VTech Telecommunications Ltd. et al., Case No. 3:13-cv-03494-M, in the United States District Court for the Northern District of Texas

On August 30, 2013, we initiated litigation against VTech Telecommunications Ltd. and VTech Communications, Inc. (collectively “VTech”) in Spherix Incorporated v. VTech Telecommunications Ltd. et al., Case No. 3:13-cv-03494-M, in the United States District Court for the Northern District of Texas (“the Court”) for infringement of U.S. Patent Nos. 5,581,599; 5,752,195; 5,892,814; 6,614,899; and 6,965,614 (collectively, the “Asserted Patents”). The complaint alleges that VTech has manufactured, sold, offered for sale and/or imported technology that infringes the Asserted Patents. We seek relief in the form of a finding of infringement of the Asserted Patents, an accounting of all damages sustained by us as a result of VTech’s infringement, actual damages, enhanced damages under 35 U.S.C. Section 284, attorney’s fees and costs. On November 11, 2013, VTech filed its Answer with counterclaims requesting a declaration that the Asserted Patents are non-infringed and invalid. On December 5, 2013, we filed our Answer to the counterclaims, in which we denied that the Asserted Patents were non-infringed and invalid. On May 22, 2014, the Court entered a Scheduling Order for the case setting trial to begin on January 11, 2016. On June 3, 2014, in an effort to narrow the case, the parties filed a stipulation dismissing without prejudice all claims and counterclaims related to U.S. Patent No. 5,752,195. On September 4, 2014, VTech Communications, Inc., together with Uniden America Corporation, filed a request for inter partes review (“IPR”) of two of the Asserted Patents in the United States Patent and Trademark Office. On March 3, 2015, the Patent Trial and Appeal Board (“Board”) entered decisions instituting, on limited grounds, IPR proceedings regarding a portion of the claims for the two Spherix patents. The Board also suggested an accelerated IPR schedule to culminate in an oral hearing on or about September 28, 2015. The Board held a conference call with the parties on March 17, 2015 to finalize the IPR schedule. On October 27, 2014, the Court held a Technology Tutorial Hearing for the educational benefit of the Court. The Markman hearing was held on November 21 and 26, 2014. Both the Technology Tutorial and the Markman hearing were held jointly with the Spherix Incorporated v. Uniden Corporation et al. case (see below). On March 19, 2015, the Court issued its Markman order, construing a total of 13 claim terms that had been disputed by the parties. On April 2, 2015, we filed an Amended Complaint with Jury Demand and the parties filed a Settlement Conference Report informing the Court that the parties have not yet resumed settlement negotiations. The Court has ordered the parties to hold a settlement conference not later than December 28, 2015. On April 15, 2015, we filed a Motion to Compel Production of Technical Documents against Defendants. On April 20, 2015, we filed an Opposed Motion for Leave to Serve Supplemental Infringement Contentions. Also on April 20, 2015, Defendants filed their Amended Answer to our Amended Complaint with their counterclaims. On May 1, 2015, we filed our Answer to the counterclaims. On May 5, 2015, the parties filed a Joint Stipulation and Motion to Modify the Scheduling Order. On May 6, 2015, the Court entered the Stipulation, in which the Court estimated the trial date to occur in July of 2016 and ordered the parties to be ready for trial on or after June 22, 2016. Our patent owner’s response to the petition in the IPR was timely filed on May 26, 2015. On September 28, 2015, the hearing in the IPR proceedings was held before the Board. On October 9, 2015, the parties filed a Joint Motion to Stay the litigaton pending the issuance of the Board’s final written decisions in the IPR proceedings. On October 13, 2015, the Court granted the stay and administratively closed the case until the Board issues its final written decisions.

Spherix Incorporated v. Uniden Corporation et al., Case No. 3:13-cv-03496-M, in the United States District Court for the Northern District of Texas

On August 30, 2013, we initiated litigation against Uniden Corporation and Uniden America Corporation (collectively “Uniden”) in Spherix Incorporated v. Uniden Corporation et al., Case No. 3:13-cv-03496-M, in the United States District Court for the Northern District of Texas (“the Court”) for infringement of U.S. Patent Nos. 5,581,599; 5,752,195; 6,614,899; and 6,965,614 (collectively, the “Asserted Patents”). The complaint alleges that Uniden has manufactured, sold, offered for sale and/or imported technology that infringes the Asserted Patents. We seek relief in the form of a finding of infringement of the Asserted Patents, an accounting of all damages sustained by us as a result of Uniden’s infringement, actual damages, enhanced damages under 35 U.S.C. Section 284, attorney’s fees and costs. On April 15, 2014, Uniden filed its Answer with counterclaims requesting a declaration that the patents at issue are non-infringed and invalid. On April 28, 2014, we filed our Answer to the counterclaims, in which we denied that the patents at issue were non-infringed and invalid. On May 22, 2014, the Court entered a scheduling order for the case setting trial to begin on February 10, 2016. On June 3, 2014, in an effort to narrow the case, the parties filed a stipulation dismissing without prejudice all claims and counterclaims related to U.S. Patent No. 5,752,195. On September 4, 2014, Uniden America Corporation, together with VTech Communications, Inc., filed a request for inter partes review (“IPR”) of two of the Asserted Patents in the United States Patent and Trademark Office. On March 3, 2015, the Patent Trial and Appeal Board (“Board”) entered decisions instituting, on limited grounds, IPR proceedings regarding a portion of the claims for the two Spherix patents. The Board also suggested an accelerated IPR schedule to culminate in an oral hearing on September 28, 2015. The Board held a conference call with the parties on March 17, 2015 to finalize the IPR schedule. On October 27, 2014, the Court held a Technology Tutorial Hearing for the educational benefit of the Court. The Markman hearing was held on November 21 and 26, 2014, with both hearings occurring jointly with the Spherix Incorporated v. VTech Telecommunications Ltd. et al. case (see above). On March 19, 2015, the Court issued its Markman order, construing a total of 13 claim terms that had been disputed by the parties. On April 2, 2015, we filed an Amended Complaint with Jury Demand and the parties filed a Settlement Conference Report informing the Court that the parties have not yet resumed settlement negotiations. The Court has ordered the parties to hold a settlement conference not later than January 20, 2016. On April 9, 2015, the parties filed a Joint Motion to Modify Patent Scheduling Order. On April 10, 2015, the Court granted the Motion. On April 20, 2015, Defendants filed their Amended Answer to our Amended Complaint with their counterclaims. On May 1, 2015, we filed our Answer to the counterclaims. Our patent owner’s response to the petition in the IPR was timely filed on May 26, 2015. On July 9, 2015, the Court issued a modified Scheduling Order setting the Final Pretrial Conference for February 2, 2016 and confirming the Trial Date beginning February 20, 2016. On September 9, 2015, the parties jointly filed a motion to stay the case pending the decision in the two IPR proceedings. On September 10, 2015, the Court stayed the case and ordered the parties to file a status report within 10 days of the Patent Office issuing its decision in the IPR proceedings. On October 13, 2015, the Court ordered the case administratively closed until the Board issues its final written decisions.

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Spherix Incorporated v. Cisco Systems Inc., Case No. 1:14-cv-00393-SLR, in the United States District Court for the District of Delaware

On March 28, 2014, we initiated litigation against Cisco Systems Inc. (“Cisco”) in Spherix Incorporated v. Cisco Systems Inc., Case No. 1:14-cv-00393- SLR, in the United States District Court for the District of Delaware for infringement of U.S. Patent Nos. RE40467; 6,697,325; 6,578,086; 6,222,848; 6,130,877; 5,970,125; 6,807,174; 7,397,763; 7,664,123; 7,385,998; and 8,607,323 (collectively, the “Asserted Patents”). The complaint alleges that Cisco has manufactured, sold, offered for sale and/or imported technology that infringes the Asserted Patents. We seek relief in the form of a finding of infringement of the Asserted Patents, an accounting of all damages sustained by us as a result of Cisco’s infringement, actual damages, enhanced damages under 35 U.S.C. Section 284, attorney’s fees and costs. On July 8, 2014, we filed an amended complaint to reflect that certain of the patents asserted were assigned to our wholly-owned subsidiary NNPT LLC (“NNPT”), based in Longview, Texas. By the amended complaint, NNPT was added as a co-plaintiff with us. On August 5, 2014, Cisco filed a motion to dismiss certain claims alleged in the amended complaint. On August 26, 2014, we and NNPT filed an opposition to Cisco’s motion to dismiss. On September 5, 2014, Cisco filed its reply brief regarding its motion to dismiss. On March 9, 2015, Cisco moved to consolidate certain claims relating to alleged obligations by us to license Cisco on two unrelated patents, which Cisco had made against us on June 6, 2014 in the pending case Bockstar Technologies LLC v. Cisco Systems, Inc., Case No. 1:13-cv-02020- SLR-SRF (see below). On March 23, 2015, we filed our opposition to Cisco’s motion to consolidate. On March 31, 2015, the Court granted Cisco’s motion to dismiss allegations of “willful” infringement. Spherix’s allegations of patent infringement for the eleven (11) patents continue. Spherix has the ability to re-allege “willful” infringement at a later time. On April 3, 2015, Cisco Systems, Inc. petitioned the U.S. Patent Office for an inter partes review (“IPR”) of Spherix patents 7,397,763 and 8,607,323. The remaining nine patents Spherix has asserted against Cisco were not part of the petitions and the time for Cisco to petition the USPTO for an IPR on those remaining patents expired on April 6, 2015. On April 10, 2015, Cisco withdrew its March 9, 2015 motion to consolidate claims from the Bockstar case. On May 5, 2015, Cisco filed its Answer to our amended complaint with counterclaims under the Sherman Act, breach of contract, breach of covenant of good faith and fair dealing implied in contract, promissory estoppel, and requesting a declaration that the patents at issue are non-infringed and invalid. On June 10, 2015, the Court entered a Scheduling Order for the case. The Court set the Markman hearing to occur in two phases, for two different sets of patents, to occur on June 24, 2016 and September 8, 2016. The Court set trial to begin on January 16, 2018. On July 13, 2015, we filed our oppositions to Cisco’s IPR petitions. On July 20, 2015, we filed a motion to dismiss or transfer certain of Cisco’s counterclaims. On September 22, 2015, the Patent Trial and Appeal Board issued orders instituting the two IPR proceedings, Nos. IPR2015-00999 and IPR2015-01001, as requested by Cisco.

Spherix Incorporated v. Juniper Networks, Inc., Case No. 1:14-cv-00578-SLR, in the United States District Court for the District of Delaware

On May 2, 2014, we initiated litigation against Juniper Networks, Inc. (“Juniper”) in Spherix Incorporated v. Juniper Networks, Inc., Case No. 1:14-cv- 00578-SLR, in the United States District Court for the District of Delaware for infringement of U.S. Patent Nos. RE40467; 6,578,086; 6,130,877; 7,385,998; 7,664,123; and 8,607,323 (collectively, the “Asserted Patents”). The complaint alleges that Juniper has manufactured, sold, offered for sale and/or imported technology that infringes the Asserted Patents. We seek relief in the form of a finding of infringement of the Asserted Patents, an accounting of all damages sustained by us as a result of Juniper’s infringement, actual damages, enhanced damages under 35 U.S.C. Section 284, attorney’s fees and costs. On July 8, 2014, we filed an amended complaint to reflect that certain of the patents asserted were assigned to our wholly-owned subsidiary NNPT LLC, based in Longview, Texas. By the amended complaint, NNPT LLC was added as a co-plaintiff with us. On August 8, 2014, Juniper filed a motion to dismiss certain claims alleged in the amended complaint. On August 29, 2014, we filed our opposition to Juniper’s motion to dismiss. On September 15, 2014, Juniper filed its reply brief regarding its motion to dismiss. On March 31, 2015, the Court granted Juniper’s motion to dismiss allegations of “willful” infringement. Spherix’s allegations of patent infringement for the eleven (11) patents continue. Spherix has the ability to reallege “willful” infringement at a later time. On April 14, 2015, Juniper filed its Answer to our amended complaint. On May 6, 2015, the Court held an in-person Scheduling Conference in court and ordered the parties to submit the final proposed Scheduling Order to the Court. On May 28, 2015, the Court entered a Scheduling Order for the case setting the Markman hearing for June 24, 2016 and trial to begin on May 15, 2017.

4

NNPT, LLC v. Huawei Investment & Holding Co., Ltd. et al., Case No. 2:14-cv-00677-JRG-RSP, in the United States District Court for the Eastern District of Texas

On June 9, 2014, NNPT initiated litigation against Futurewei Technologies, Inc., Huawei Device (Hong Kong) Co., Ltd., Huawei Device USA Inc., Huawei Investment & Holding Co., Ltd., Huawei Technologies Co., Ltd., Huawei Technologies Cooperatif U.A., and Huawei Technologies USA Inc. (collectively “Huawei”), in NNPT, LLC v. Huawei Investment & Holding Co., Ltd. et al., Case No. 2:14-cv-00677-JRG-RSP, in the United States District Court for the Eastern District of Texas (“the Court”), for infringement of U.S. Patent Nos. 6,578,086; 6,130,877; 6,697,325; 7,664,123; and 8,607,323 (collectively, the “Asserted Patents”). On September 8, 2014, Huawei filed its answers to the complaint in which defendant Huawei Technologies USA asserted counterclaims requesting a declaration that the patents at issue were non-infringed and invalid. On October 8, 2014, NNPT filed its Answer to the counterclaims, in which it denied that the Asserted Patents were non-infringed and invalid. On January 20, 2015, the Court held a Scheduling Conference and set the Markman hearing for July 17, 2015 and trial to begin on February 8, 2016. On January 28, 2015, the Court appointed as mediator for the parties, Hon. David Folsom, former Chief Judge of the United States District Court for the Eastern District of Texas. On February 24, 2015, the Court issued its Docket Control Order setting the Markman hearing for July 17, 2015 and trial to begin on February 8, 2016. The Court also set an August 14, 2015 deadline to complete mediation. On June 11, 2015, Huawei filed a request for inter partes review (“IPR”) of two of the Asserted Patents in the United States Patent and Trademark Office. On July 7, 2015, the Court reset the Markman hearing date for August 5, 2015. The Markman hearing was held on August 5, 2015 as scheduled. The parties held an initial mediation on August 6, 2015. On August 17, 2015, the Court issued its Markman Order. On August 20, 2015, the mediator filed a report with the Court reporting that the parties reached a settlement of the case on August 14, 2015. On August 31, 2015, the parties filed a Joint Motion to Stay and Notice of Settlement. On September 9, 2015, the Court stayed the case and set a status conference for October 2, 2015. On September 18, 2015, the parties filed in the Patent Trial and Appeals Board (“Board”) a joint motion to terminate the two IPR petitions file by Huawei, Nos. IPR2015-01382 and IPR2015-01390.  On September 24, 2015, the Board issued orders terminating the two IPR proceedings. At the October 2, 2015 status conference, Huawei’s counsel failed to appear. On October 2, 2015, the Court issued an order stating that “the parties shall appear for a hearing before the Court October 16, 2015 at 8:30 a.m., unless an Order of Dismissal has been entered before then” and that “Defendants shall pay Plaintiff’s reasonable expenses, including attorney’s fees, incurred for travel to and attendance at the October 2, 2015 hearing.” On October 13, 2015, the Company received Huawei’s fully executed copy of a confidential settlement and license agreement, the terms of which are set forth in the Company’s Current Report on Form 8-K, dated October 19, 2015, which is incorporated by reference in this prospectus. On November 16, 2015, Huawei satisfied its payment obligation of the consideration due under the confidential settlement and license agreement. As a result, the parties have filed a Stipulation and Joint Motion to Dismiss with Prejudice in this litigation, and on November 17, 2015, the Court granted the dismissal motion and terminated the case.

Spherix Incorporated v. Verizon Services Corp. et al., Case No. 1:14-cv-00721-GBL-TCB, in the United States District Court for the Eastern District of Virginia

On June 11, 2014, we initiated litigation against Verizon Services Corp.; Verizon South Inc.; Verizon Virginia LLC; Verizon Communications Inc.; Verizon Federal Inc.; Verizon Business Network Services Inc.; and MCI Communications Services, Inc. (collectively, “Verizon”) in Spherix Incorporated v. Verizon Services Corp. et al., Case No. 1:14-cv-00721-GBL-TCB, in the United States District Court for the Eastern District of Virginia (“the Court”) for infringement of U.S. Patent Nos. 6,507,648; 6,882,800; 6,980,564; and 8,166,533. On July 2, 2014, we filed an Amended Complaint in the case in which we added allegations of infringement of U.S. Patent No. 7,478,167. On August 15, 2014, Verizon filed a motion to dismiss, or in the alternative, a motion for a more definite statement. On September 9, 2014, the Court issued a Scheduling Order adopting the parties’ Joint Proposed Discovery Plan. According to the Scheduling Order, the Markman hearing is currently scheduled for March 16, 2015. On September 12, 2014, we filed our opposition to Verizon’s motion to dismiss, and on September 26, 2014, Verizon filed its reply brief. On October 3, 2014, the Court held a hearing on the motion to dismiss and issued a Minute Entry stating that motion was denied. The Court stated that an Order would follow. On October 17, 2014, Verizon filed an Answer to our Amended Complaint. The parties agreed to narrow the case by dismissing without prejudice the claims under U.S. Patent Nos. 6,507,648 and 6,882,800, with each party to bear its own costs and attorneys’ fees as to the dismissed claims. The parties filed a joint motion to that effect on October 27, 2014, which was granted on October 30, 2014. The parties further agreed to narrow the case by dismissing without prejudice the claims under U.S. Patent Nos. 8,166,533 and 7,478,167, and filed a joint motion to that effect on November 6, 2014. On November 13, 2014, the Court granted the parties’ Joint Motion to Dismiss the ‘533 Patent and the ‘167 Patent without prejudice, with each party to bear its own costs and attorneys’ fees as to the dismissed claims. On December 18, 2014, the Court set the case for a five day trial beginning on May 18, 2015. On January 9, 2015, we and Verizon each filed their motions for summary adjudication and entry of proposed claim constructions. On January 12, 2015, the Court set the motions for summary adjudication for hearing on March 16, 2015 along with the Markman hearing. On January 22, 2015, the parties filed their oppositions to the motions for summary adjudication and entry of proposed claim constructions, and on February 5, 2015, the parties filed their reply briefs. On March 16, 2015, the Court held the Markman hearing as scheduled. On March 25, 2015, the Court reset the May 18, 2015 jury trial date to August 10, 2015. On March 25, 2015, the Court clarified that the trial will be held on August 10, 11, 12, 13 and 17 of 2015. On, June 11, 2015, Verizon filed a request for inter partes review (“IPR”) of the Asserted Patent in the United States Patent and Trademark Office. On July 1, 2015, the Court granted Verizon’s motion for summary judgment as to indefiniteness and non-infringement. On July 30, 2015, we filed a Notice of Appeal of the Court’s judgment in the United States Court of Appeals for the Federal Circuit. On August 31, 2015, a settlement agreement between Spherix and Verizon was entered into, resolving all outstanding litigation between the two companies. On September 4, 2015, we filed an unopposed motion to withdraw our Notice of Appeal. On September 8, 2015, the Court granted the motion to withdraw the Notice of Appeal. On September 10, 2015, the parties filed a joint motion to terminated the IPR proceeding. On September 14, 2015, the Patent Trial and Appeal Board terminated Verizon’s petition.

5

Spherix Incorporated v. Verizon Services Corp. et al., Case No. 1:15-cv-0576-GBL-IDD, in the United States District Court for the Eastern District of Virginia

On May 1, 2015, we initiated litigation against Verizon Services Corp.; Verizon South Inc.; Verizon Virginia LLC; Verizon Communications Inc.; Verizon Federal Inc.; Verizon Business Network Services Inc.; MCI Communications Services, Inc.; Cellco Partnership d/b/a Verizon Wireless; and Cisco Systems, Inc. (collectively, “Defendants”) in Spherix Incorporated v. Verizon Services Corp. et al., Case No. 1:15-cv-0576-GBL-IDD, in the United States District Court for the Eastern District of Virginia for infringement of U.S. Patent Nos. 5,959,990; 6,111,876; RE40,999; RE44,775; RE45,065; RE45,081; RE45,095; and RE45,121 (collectively, the “Asserted Patents”). The complaint alleges that Defendants has used, manufactured, sold, offered for sale and/or imported technology that infringes the Asserted Patents. We seek relief in the form of a finding of infringement of the Asserted Patents, damages sufficient to compensate us for Defendants’ infringement, together with pre-and post-judgment interest and costs, and our attorney’s fees. On June 30, 2014, we filed an Amended Complaint to add allegations of infringement of U.S. Patent Nos. RE45,521 and RE45,598. On July 15, 2015, Cisco filed a motion to transfer the case to the District of Delaware. On July 17, 2015, Verizon filed an Answer and Counterclaims to the Complaint. On July 17, 2015, the Court issued a Scheduling Order setting the Final Pretrial Conference for November 19, 2015, with trial to be set within 4-8 weeks of the pretrial conference. On July 31, 2015, we filed our Opposition to Cisco’s motion to transfer. On August 5, 2015, the Court held an Initial Pretrial Conference in the case to discuss the discovery plan for the case. On August 6, 2015, we filed our answer to Verizon’s counterclaims. On August 11, 2015, the Court issued its Scheduling Order regarding the discovery schedule, setting discovery to be concluded by November 15, 2015. On August 31, 2015, a settlement agreement between Spherix and Verizon was entered into, resolving all outstanding litigation between the two companies. Cisco was not a party to the agreement and the case continues against Cisco. On September 1, 2015, the Spherix and Verizon filed a joint motion to dismiss the Verizon entities from the case. On September 2, 2015, the Court granted the motion to dismiss Verizon. On September 23, 2015, Cisco filed a Consent Motion to transfer the action to the District of Delaware, and on September 25, 2015, the Court granted the motion. The case has been transferred to the District of Delaware and assigned new case number 1:15-cv-00869-SLR.

Cisco Systems, Inc. v. Spherix Incorporated, 1:15-cv-00559-SLR, in the United States District Court for the District of Delaware

On June 30, 2015, Cisco Systems, Inc. initiated litigation against us in United States District Court for the District of Delaware, requesting a declaration of non-infringement U.S. Patent No. RE45,598, which issued on June 30, 2015, and, with respect to that patent, alleging breach of contract, breach of covenant of good faith and fair dealing implied in contract and promissory estoppel. On August 28, 2015, we filed motions to dismiss the case in light of our previously filed case, case No. 1:15-cv-0576-GBL-IDD, in the Eastern District of Virginia, which involves U.S. Patent No. RE45,598.

Counterclaims

In the ordinary course of business, we, along with our wholly-owned subsidiaries, will initiate litigation against parties whom we believe have infringed on our intellectual property rights and technologies. The initiation of such litigation exposes us to potential counterclaims initiated by the defendants. Currently, as stated above, defendants in the cases Spherix Incorporated v. VTech Telecommunications Ltd.; Spherix Incorporated v. Uniden Corporation; Spherix Incorporated v. Cisco Systems Inc., and NNPT, LLC v. Huawei Investment & Holding Co., Ltd. et al. have filed counterclaims against us. We have evaluated the counterclaims and believe they are without merit and have not recorded a loss provision relating to such matters. We can provide no assurance that the outcome of these claims will not have a material adverse effect on our financial position and results from operations.

Recent Developments

The Company and RPX Corporation have, on November 23, 2015, entered into a license agreement, the description and material terms of which are set forth in the Company’s Form 8-K as filed with the Securities and Exchange Commission on November 30, 2015, which is incorporated by reference in this registration statement.

Corporate Information

We were incorporated in Delaware in 1967. Our principal executive office is located at 6430 Rockledge Drive, Suite 503, Bethesda, MD 20877. Our telephone number is (646) 532-2964 and our website address is www.spherix.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

6

THE OFFERING

Class A Units offered by us	We are offering up to $10,000,000 of Class A Units. Each Class A Unit will consist of one share of our common stock, a Series A warrant to purchase share of our common stock at an exercise price equal to the public offering price of the Class A Units, (“Series A warrant”), and a Series B warrant to purchase of a share of our common stock at an exercise price equal to of the public offering price of the Class A Units, (“Series B warrant”). The Class A Units will not be certificated and the share of common stock and warrants part of such unit are immediately separable and will be issued separately in this offering.

This prospectus also relates to the offering of shares of our common stock issuable upon the exercise of the Series A warrants and Series B warrants part of the Class A units.

Assuming we sell all $10,000,000 of Class A Units (and no Class B Units) being offered in this offering and a public offering price of $0. , the reported closing price of our common stock on October , 2015, we would issue in this offering an aggregate of shares of our common stock, Series A warrants to purchase shares of our common stock and Series B warrants to purchase shares of our common stock.

Class B Units offered by us	We are also offering to those purchasers, if any, whose purchase of Class A Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing Class A Units, to purchase Class B Units. Ownership of the Class B Units alone will not increase the purchaser’s beneficial ownership percentage of common stock unless and until a portion or all of such Series K Preferred has been converted. In addition, holders of Series K Preferred will be prohibited from converting Series K Preferred into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates and certain related parties, would own more than 4.99% of the total number of shares of our outstanding common stock. However, any holder may decrease or increase such ownership percentage to any other percentage (not in excess of 9.99%), provided that any increase in such percentage shall not be effective until 61 days after such notice to us. Exceeding 4.99% ownership in shares of our outstanding common stock will trigger certain SEC filing requirements by such holder, including the submission of a Schedule 13G or Schedule 13D, as applicable, and Forms 3 and 4 on an annual and periodic basis, respectively, while such ownership percentage remains above 4.99%. Each Class B Unit will consist of one share of our Class K Convertible Preferred Stock, or the Series K Preferred, with a stated value of $0,0001 per share and convertible into shares of our common stock at the public offering price of the Class A Units, together with the equivalent number of Series A warrants and Series B warrants as would have been issued to such purchaser if they had purchased Class A Units based on the public offering price. The Series K Preferred do not generally have any voting rights but are convertible into shares of common stock. The Class B Units will not be certificated and the share of Series K Preferred and warrants part of such unit are immediately separable and will be issued separately in this offering.

This prospectus also relates to the offering of shares of our common stock issuable upon conversion of the Series K Preferred Stock and upon exercise of the Series A warrants and Series B warrants part of the Class B units.

Series A and Series B Warrants

Each Series A warrant included in the Units will have an exercise price equal to the public offering price of the Class A Units, will be exercisable upon issuance, and will expire          months from the date of issuance.

Each Series B warrant included in the Units will have an exercise price equal to            % of the public offering price of the Class A Units, will be exercisable upon issuance, and will expire five years from the date of issuance.

There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the warrants on any national securities exchange.

Common stock to be outstanding immediately after this offering	shares ( if the warrants are exercised in full). (1)(2)

Use of proceeds	We currently intend to use the net proceeds to meet our working capital needs and general corporate purposes. Pending use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing securities. See “Use of Proceeds.”

Risk factors	You should read the “Risk Factors” beginning on page 10 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

NASDAQ Capital Market symbol	“SPEX”

The number of shares of common stock to be outstanding after this offering is based on 34,402,763 shares of common stock outstanding as of September 30, 2015.

(1)	The number of shares of our common stock to be outstanding after this offering excludes the shares of common stock that may be issued under the warrants to be issued in this offering, and also excludes the following:

•	5,461,076 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2015, having a weighted average exercise price of $4.72 per share;
•	7,804,827 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2015, having a weighted average exercise price of $1.74 per share;
•	5,044,821 shares of common stock reserved for issuance upon conversion of our outstanding convertible preferred stock as of September 30, 2015 without regard to the beneficial ownership conversion limits applicable to such securities; and
•	an aggregate of 1,473,104 shares of common stock reserved for future issuance under our equity plans as of September 30, 2015.

(2)	Excludes the shares of common stock that may be issued under the warrants to be issued in this offering. Assumes only Class A Units are sold in this offering. To the extent we sell any Class B Units, the same aggregate number of common stock equivalents resulting from this offering would be convertible under the Series K Preferred issued as part of the Class B Units.

Unless otherwise indicated, all information in this prospectus reflects or assumes the following:

•	no exercise of outstanding options to purchase common stock or warrants to purchase common stock after September 30, 2015; and
•	no conversion or redemption of preferred stock after September 30, 2015.

7

SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION

The following tables summarize our financial data for the periods presented. The summary statement of operations data and balance sheet data for each of the years ended December 31, 2014 and 2013 have been derived from our audited consolidated financial statements. The audited financial statements as of December 31, 2014 and 2013, and the report thereon, were included in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference into this prospectus. The summary statement of operations data for the nine-months ended September 30, 2015 and 2014 and summary balance sheet data as of September 30, 2015 have been derived from our unaudited condensed consolidated financial statements, which were included in our Quarterly Report on Form 10-Q for the period ended September 30, 2015, which is incorporated by reference into this prospectus. Our historical results are not necessarily indicative of the results to be expected for any future periods.

You should read this data together with the financial statements and related notes incorporated by reference into this prospectus, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, and each of the notes thereto, which are incorporated by reference into this prospectus.

(In thousands, except per share data)

	Nine Months Ended September 30,		Year Ended December 31
	2015	2014	2014	2013
	(Unaudited)	(Unaudited)
Revenues	$2	$9	$10	$27

Operating costs and expenses
Cost of Revenues	—	—	—	3
Amortization of patent portfolio	5,594	7,354	9,831	267
Compensation and related expenses (including stock-based compensation)	1,001	12,532	13,710	9,783
Research and Development	—	—	—	10
Professional fees	2,067	3,692	4,520	4,143
Impairment of goodwill and intangible assets	37,212	—	—	—
Rent	66	208	864	134
Depreciation	—	—	—	24
Other selling, general and administrative	440	979	1,696	1,010
Total operating expenses	46,380	24,765	30,621	15,374
Loss from operations	(46,378)	(24,756)	(30,611)	(15,347)

Other income (expenses)
Other income (expenses), net	32	34	31	—
Fair value adjustments for warrant liabilities	(774)	47	48	(2,618)
Total other (expenses) income	(742)	81	79	(2,618)

Net loss	$(47,120)	$(24,675)	$(30,532)	$(17,965)

Net loss per share, basic and diluted	$(1.56)	$(1.47)	$(1.55)	$(13.64)

Weighted average number of common shares outstanding,
Basic and diluted	30,141,115	16,735,940	19,736,842	1,317,472

8

	As of September 30		As of December 31
	2015	2014	2014	2013
	(Unaudited)	(Unaudited)
Balance Sheet Data
Cash and Cash Equivelants	$157	$5,550	$805	$3,125
Working Captial (deficit)	(1,640)	5,433	3,182	1,773
Total Assets	14,891	64,841	61,158	69,853
Long-term lease liabilities	274	—	407	—
Total Stockholder’s Equity	7,025	58,721	53,586	48,302

9

RISK FACTORS

Investing in our common stock and warrants involves a high degree of risk. Before investing in our common stock and warrants, you should consider carefully the risks described below, together with the other information contained in this prospectus. If any of the risks set forth below occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Associated with Our Business

Because we have a limited operating history to evaluate our company, the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by an early-stage company.

Since we have a limited operating history in our current business of patent licensing and monetization, it will make it difficult for investors and securities analysts to evaluate our business and prospects.  You must consider our prospects in light of the risks, expenses and difficulties we face as an early stage company with a limited operating history.  Investors should evaluate an investment in our securities in light of the uncertainties encountered by early-stage companies in an intensely competitive industry and in which the potential licenses and/or defendants from which the Company seeks to obtain recoveries are largely well capitalized companies with resources (financial and otherwise) significantly greater than the Company’s.  There can be no assurance that our efforts will be successful or that we will be able to become profitable.

We continue to incur operating losses and may not achieve profitability.

During the nine months ended September 30, 2015, we incurred a loss from operations of $46.4 million, compared to $24.8 million for the same period in 2014. Our net loss for the nine months ended September 30, 2015 and 2014 was $47.1 million and $24.7 million, respectively. Our accumulated deficit was $130.9 million at September 30, 2015.

We have incurred losses from operations in prior years, including 2014 and 2013.  Our net loss for the years ended December 31, 2014 and December 31, 2013 was $30.5 million and $18.0 million, respectively.  Our accumulated deficit was $83.8 million at December 31, 2014 and $53.3 million at December 31, 2013.  We may not achieve profitable operations.

We expect to need additional capital to fund our growing operations, and if we are unable to obtain sufficient capital we may be forced to limit the scope of our operations.

We expect that as our business continues to grow we will need additional working capital.  If adequate additional debt and/or equity financing is not available on reasonable terms or at all, we may not be able to continue to expand our business or pay our outstanding obligations, and we will have to modify our business plans accordingly.  These factors would have a material and adverse effect on our future operating results and our financial condition.

If we reach a point where we are unable to raise needed additional funds to continue as a going concern, we will be forced to cease our activities and dissolve the Company.  In such an event, we will need to satisfy various creditors and other claimants, severance, lease termination and other dissolution-related obligations and we may not have sufficient funds to pay to our stockholders.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their reports for each of our last two fiscal years, our independent registered public accountants stated that our consolidated financial statements for the years ended December 31, 2014 and 2013, respectively, were prepared assuming that we would continue as a going concern.  Our ability to continue as a going concern, which may hinder our ability to obtain future financing, is an issue raised as a result of recurring losses from operations.  We continue to experience net operating losses.  Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans from various financial institutions where possible.  Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

An impairment charge could have a material adverse effect on our financial condition and results of operations.

We were required to assess goodwill for impairment if events occur or circumstances change that would more likely than not reduce our enterprise fair value below its book value. In addition, we are required to test our finite-lived intangible assets for impairment if events occur or circumstances change that would indicate the remaining net book value of the finite-lived intangible assets might not be recoverable. These events or circumstances could include a significant change in the business climate, including a significant sustained decline in an entity’s market value, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of our business, potential government actions and other factors. As a result of certain events that occurred during the quarter ended June 30, 2015, we recorded a $37.2 million charge to our intangible assets. If the fair value of our reporting units or finite intangible assets is less than their book value in the future, we could be required to record additional impairment charges. A continued decline of the market price of our common stock could result in additional impairment charges in the future. The amount of any impairment could be significant and could have a material adverse effect on our reported financial results for the period in which the charge is taken. There were no indicators of additional impairment during the third quarter of 2015.

10

The focus of our business is to monetize intellectual property, including through licensing and enforcement.  We may not be able to successfully monetize the patents which we acquire and thus may fail to realize all of the anticipated benefits of such acquisition .

We acquired our patents and patent applications during 2013 in three transactions which significantly changed the focus of our business and operations.  We currently own several hundred patent assets and although we may seek to commercialize and develop products, alone or with others, there is no assurance that we will be able to successfully commercialize or develop products and such commercialization and development is not a core focus of our business.  There is significant risk involved in connection with our activities in which we acquire and seek to monetize the patent portfolios that we acquired from Rockstar and North South.  Our business is commonly referred to as a non-practicing entity model (or “NPE”) since we do not currently commercialize or develop products under the recently acquired patents.  As an entity, we have limited prior experience as an NPE.  The acquisition of the patents and an NPE business model could fail to produce anticipated benefits, or could have other adverse effects that we do not currently foresee.  Failure to successfully monetize our patent assets or to operate an NPE business may have a material adverse effect on our business, financial condition and results of operations.

In addition, the acquisition of patent portfolios is subject to a number of risks, including, but not limited to the following:

•	There is a significant time lag between acquiring a patent portfolio and recognizing revenue from those patent assets. During that time lag, material costs are likely to be incurred that would have a negative effect on our results of operations, cash flows and financial position; and

•	The integration of a patent portfolio will be a time consuming and expensive process that may disrupt our operations. If our integration efforts are not successful, our results of operations could be harmed. In addition, we may not achieve anticipated synergies or other benefits from such acquisition.

Therefore, there is no assurance that the monetization of the patent portfolios we acquire will be successful, will occur timely or in a timeframe that is capable of prediction or will generate enough revenue to recoup our investment.

We presently rely exclusively on the patent assets we acquired from North South Holdings, Inc. (“North South”) and Rockstar Consortium US LP (“Rockstar”).  If we are unable to commercialize, license or otherwise monetize such assets and generate revenue and profit through those assets or by other means, there is a significant risk that our business will fail.

If our efforts to generate revenue from our patent portfolios acquired from Rockstar and North South fail, we will have incurred significant losses.  We may not seek and may be unable to acquire additional assets and therefore may be wholly reliant on our present portfolios for revenue.  If we are unable to generate revenue from our current assets and fail to acquire any additional assets, our business will likely fail.

In connection with our business, we may commence legal proceedings against certain companies whose size and resources could be substantially greater than ours; we expect such litigation to be time-consuming, lengthy and costly which may adversely affect our financial condition and our ability to survive or operate our business, even if the patents are valid and the cases we bring have merit.

To license or otherwise monetize our patent assets, we may be required to commence legal proceedings against certain large and well established and well capitalized companies.  For instance, we are currently involved in litigation against Cisco Systems, Uniden, VTech Telecommunications, Verizon Services, Huawei and Juniper Networks, each of whom is much larger and better capitalized than we are.  We may allege that such companies infringe on one or more of our patents.  Our viability could be highly dependent on the outcome of this litigation, and there is a risk that we may be unable to achieve the results we desire from such litigation.  The defendants in litigation brought by us are likely to be much larger than us and have substantially more resources than we do, which would make success of our litigation efforts subject to factors other than the validity of our patents or infringement claims asserted.  The inability to successfully enforce our patents against larger more well-capitalized companies could result in realization through settlement or election to not pursue certain infringers, or less value from our patents, and could result in substantially lower than anticipated revenue realized from infringements and lower settlement values.

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We anticipate that legal proceedings against infringers of our patents may continue for several or more years and may require significant expenditures for legal fees and other expenses.  Disputes regarding the assertion of patents and other intellectual property rights are highly complex and technical.  In addition, courts and the laws are constantly changing in a manner that could increase our fees and expenses for pursuing infringers, and also could result in our assumption of legal fees of defendants if we are unsuccessful.  Once initiated, we may be forced to litigate against others to enforce or defend our intellectual property rights or to determine the validity and scope of other parties’ proprietary rights.  The defendants or other third parties involved in the lawsuits in which we are involved may allege defenses and/or file counterclaims in an effort to avoid or limit liability and damages for patent infringement.  Potential defendants could challenge our patents and our actions by commencing lawsuits seeking declaratory judgments declaring our patents invalid, not infringed, or for improper or unlawful activities.  If such defenses or counterclaims are successful, they may preclude our ability to obtain damages for infringement or derive licensing revenue from the patents.  A negative outcome of any such litigation, or one or more claims contained within any such litigation, could materially and adversely impact our business.  For example, on July 1, 2015, the United States District Court for the Eastern District of Virginia, the Court issued a Markman Order interpreting certain key claims in favor of the defendants in one of our actions against Verizon, resulting in the dismissal of our claims against Verizon with respect to one of our patents. Additionally, we anticipate that our legal fees and other expenses will be material and will negatively impact our financial condition and results of operations and may result in our inability to continue our business.

Parties who are alleged infringers of our patent rights may also challenge the validity of our patents in proceedings before the United States Patent and Trademark Office.  These potential proceedings include ex parte reexaminations, inter partes review, or covered business method patent challenges.  These proceedings could result in certain of our patent claims being dismissed or certain of our patents being invalidated.  We would expend signification legal fees to defend against such actions.

We have been the subject of litigation and, due to the nature of our business, may be the target of future legal proceedings that could have an adverse effect on our business and our ability to monetize our patents.

In the ordinary course of business, we, along with our wholly-owned subsidiaries, will initiate litigation against parties whom we believe have infringed on our intellectual property rights and technologies. The initiation of such litigation exposes us to potential counterclaims initiated by the defendants. Currently, defendants in the cases Spherix Incorporated v. VTech Telecommunications Ltd.; Spherix Incorporated v. Uniden Corporation; Spherix Incorporated v. Cisco Systems Inc., and NNPT, LLC v. Huawei Investment & Holding Co., Ltd. et al. have filed counterclaims against us. We have evaluated the counterclaims and believe they are without merit.

The Company may become subject to similar actions in the future which will be costly and time consuming to defend, the outcome of which are uncertain.

We may seek to internally develop additional new inventions and intellectual property, which would take time and be costly.  Moreover, the failure to obtain or maintain intellectual property rights for such inventions would lead to the loss of our investments in such activities.

Part of our business may include the internal development of new inventions or intellectual property that we will seek to monetize.  However, this aspect of our business would likely require significant capital and would take time to achieve.  Such activities could also distract our management team from its present business initiatives, which could have a material and adverse effect on our business.  There is also the risk that our initiatives in this regard would not yield any viable new inventions or technology, which would lead to a loss of our investments in time and resources in such activities.

In addition, even if we are able to internally develop new inventions, in order for those inventions to be viable and to compete effectively, we would need to develop and maintain, and we would heavily rely upon, a proprietary position with respect to such inventions and intellectual property.  However, there are significant risks associated with any such intellectual property we may develop principally, including the following:

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•	patent applications we may file may not result in issued patents or may take longer than we expect to result in issued patents;
•	we may be subject to interference proceedings;
•	we may be subject to opposition proceedings in the U.S. or foreign countries;
•	any patents that are issued to us may not provide meaningful protection;
•	we may not be able to develop additional proprietary technologies that are patentable;
•	other companies may challenge patents issued to us;
•	other companies may have independently developed and/or patented (or may in the future independently develop and patent) similar or alternative technologies, or duplicate our technologies;
•	other companies may design around technologies we have developed; and
•	enforcement of our patents could be complex, uncertain and very expensive.

We cannot be certain that patents will be issued as a result of any future applications, or that any of our patents, once issued, will provide us with adequate protection from competing products.  For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope.  In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, we cannot be certain that we will be the first to make our additional new inventions or to file patent applications covering those inventions.  It is also possible that others may have or may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business.  As to those patents that we may license or otherwise monetize, our rights will depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so.  Our failure to obtain or maintain intellectual property rights for our inventions would lead to the loss our business.

Moreover, patent application delays could cause delays in recognizing revenue from our internally generated patents and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

Our ability to raise additional capital may be adversely affected by certain of our agreements.

Our ability to raise additional capital for use in our operating activities may be adversely impacted by the terms of a securities purchase agreement, dated as of July 15, 2015 (the “Securities Purchase Agreement”), between us and the investors who purchased securities in our July 2015 offering of our common stock and warrants for the purchase of our common stock. The Securities Purchase Agreement provides that, until the warrants issued thereunder are no longer outstanding, we will not affect or enter into a variable rate transaction, which includes issuances of securities whose prices or conversion prices may vary with the trading prices of or quotations for the shares of our Common Stock at any time after the initial issuance of such securities, as well as the entry into agreements where our stock would be issued at a future-determined price. These warrants may remain outstanding as late as January 22, 2021, when the warrants expire in accordance with their terms. The Securities Purchase Agreement also provides the investors an 18-month right of participation for an amount up to 100% of such subsequent financing of common stock (or common stock equivalents or a combination thereof), including any financing that may be consummated pursuant to this prospectus during such period, on the same terms and conditions of such transaction. Last, proceeds we received under the Securities Purchase Agreement are not permitted to be used for satisfaction of the Company’s debt. These restrictions may have an adverse impact on our ability to raise additional capital, or to use our cash to make certain payments that we are contractually obligated to make.

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New legislation, regulations or court rulings related to enforcing patents could harm our new line of business and operating results, or could cause us to change our business model.

If Congress, the United States Patent and Trademark Office or courts implement new legislation, regulations or rulings that impact the patent enforcement process or the rights of patent holders, these changes could negatively affect our business.  For example, limitations on the ability to bring patent enforcement claims, limitations on potential liability for patent infringement, lower evidentiary standards for invalidating patents, increases in the cost to resolve patent disputes and other similar developments could negatively affect our ability to assert our patent or other intellectual property rights.

On September 16, 2011, the Leahy-Smith America Invents Act (the “Leahy-Smith Act”), was signed into law.  The Leahy-Smith Act includes a number of significant changes to United States patent law.  These changes include provisions that affect the way patent applications will be prosecuted and may also affect patent litigation.  The U.S. Patent Office has been developing regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act recently became effective.  Accordingly, it is too early to tell what, if any, impact the Leahy-Smith Act will have on the operation of our business.  However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

On June 4, 2013, the Obama Administration issued executive orders and legislative recommendations.  The legislative measures recommended by the Obama Administration include requiring patentees and patent applicants to disclose the “Real Party-in-Interest”, giving district courts more discretion to award attorney’s fees to the prevailing party, requiring public filing of demand letters such that they are accessible to the public, and protecting consumers against liability for a product being used off-the shelf and solely for its intended use.

The executive orders require the United States Patent and Trademark Office (the “USPTO”) to make rules to require the disclosure of the Real Party-in-Interest by requiring patent applicants and owners to regularly update ownership information when they are involved in proceedings before the USPTO (e.g. specifying the “ultimate parent entity”) and requiring the USPTO to train its examiners to better scrutinize functional claims to prevent allowing overly broad claims.

On December 5, 2013, the United States House of Representatives passed a patent reform titled the “Innovation Act” by a vote of 325-91.  Representative Bob Goodlatte, with bipartisan support, introduced the Innovation Act on October 23, 2013.  The Innovation Act, as passed by the House, has a number of major changes.  Some of the changes include a heightened pleading requirement for the filing of patent infringement claims.  It requires a particularized statement with detailed specificity regarding how each asserted claim term corresponds to the functionality of each accused instrumentality.  The Innovation Act, as passed by the House, also includes fee-shifting provisions which provide that, unless the non-prevailing party of a patent infringement litigation positions were objectively reasonable, such non-prevailing party would have to pay the attorney’s fees of the prevailing party.

The Innovation Act also calls for discovery to be limited until after claim construction.  The patent infringement plaintiff must also disclose anyone with a financial interest in either the asserted patent or the patentee and must disclose the ultimate parent entity.  When a manufacturer and its customers are sued at the same time, the suit against the customer would be stayed as long as the customer agrees to be bound by the results of the case.

Representative Goodlatte reintroduced the Innovation Act as H.R. 9 on February 2, 2015.  The bill has 22 co-sponsors, made up of 11 Democrats and 11 Republicans.  On February 5, 2015, the bill was referred to the House Committee on the Judiciary for further consideration, and on March 17, 2015, the bill was referred to the House Subcommittee on Courts, Intellectual Property, and the Internet.

On March 3, 2015, S.632 known as the “Support Technology and Research for Our Nations Growth Patents Act of 2015” (“the STRONG Act”) was introduced into the Senate by Senator Christopher Coons. The STRONG Act prescribes a number of changes in current patent law, including how the USPTO and the Patent Trial and Appeal Board (PTAB) handle post-issuance patent proceedings. One change proposed by the Act is that the PTAB construe patent claims under the same “ordinary and customary meaning” standard in inter partes and post grant review proceedings as applied in district court litigation. The Act also provides additional grounds for a patent owner to submit claim amendments during a post-issuance review. The Act directs the Supreme Court to eliminate the model complaint for patent infringement. It also authorizes state attorneys general to act in preventing bad faith demand letters from being sent to accused infringers. The Act would allow such behavior to be treated as an unfair or deceptive act or practice in violation of the Federal Trade commission Act.

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On April 29, 2015, the Energy and Commerce Committee voted to advance a bill to the full U.S. House of Representatives known as the “Targeting Rogue and Opaque Letters Act” (“the TROL Act”) (H.R. 2045). This bill is aimed at halting misleading demand letters sent by patent “trolls.” The bill would give the Federal Trade Commission and state attorneys general the authority to impose civil penalties on companies that send misleading and bad faith letters to recipients demanding that they license patents.

Also on April 29, 2015, a group of bipartisan Senators introduced S. 1137, another new patent reform bill titled, the “Protecting American Talent and Entrepreneurship” (the “PATENT Act”). The bill includes provisions requiring patent plaintiffs to clearly identify each patent and claim allegedly infringed, the products or processes, accused of infringing, and how the infringement occurs. The bill also provides that if end users of a product are sued for infringement, the manufacturer can step-in to litigate and the suit against the users will be stayed. A fee-shifting provision is also included that provides winning parties a chance to show that the losing party’s position and conduct were not “objectively reasonable.”

On April 29, 2014, the U.S. Supreme Court relaxed the standard for fee shifting in patent infringement cases.  Section 285 of the Patent Act provides that attorneys’ fees may be awarded to a prevailing party in a patent infringement case in “exceptional cases.”

In Octane Fitness, LLC v. Icon Health & Fitness, Inc., the Supreme Court overturned the U.S. Court of Appeals for the Federal Circuit decisions limiting the meaning of “exceptional cases.”  The U.S. Supreme Court held that an exceptional case “is simply one that stands out from others with respect to the substantive strength of a party’s litigation position” or “the unreasonable manner in which the case was litigated.”  The U.S. Supreme Court also rejected the “clear and convincing evidence” standard for making this inquiry.  The Court held that the standard should be a “preponderance of the evidence.”

In Highmark Inc. v. Allcare Health Mgmt. Sys., Inc., the U.S. Supreme Court held that a district court’s grant of attorneys’ fees is reviewable by the U.S. Court of Appeals for the Federal Circuit only for “abuse of discretion” by the district court instead of the de novo standard that gave no deference to the district court.

These pair of decisions lowered the threshold for obtaining attorneys’ fees in patent infringement cases and increased the level of deference given to a district court’s fee-shifting determination.

These two cases will make it much easier for district courts to shift a prevailing party’s attorneys’ fees to a non-prevailing party if the district court believes that the case was weak or conducted in an abusive manner.  Defendants that get sued for patent infringement by non-practicing entities may elect to fight rather than settle the case because these U.S. Supreme Court decisions make it much easier for defendants to get attorneys’ fees.

On June 19, 2014, the U.S. Supreme Court decided Alice Corp. v. CLS Bank International in which the Court addressed the question of whether patents related to software are patent eligible subject matter.  The Supreme Court did not rule that patents related to software were per se invalid or that software-related inventions were unpatentable.  The Supreme Court outlined a test that the courts and the USPTO must apply in determining whether software-related inventions qualify as patent eligible subject matter.  We must now wait and see how the federal district courts and the USPTO will apply this ruling.  The test outlined by the Supreme Court could potentially affect the value of some of the patents we hold.

On January 20, 2015, the U.S. Supreme Court decided another patent case, Teva Pharmaceuticals USA, Inc. v. Sandoz, Inc.  In Teva, the Court overturned the long-standing practice that claim construction decision made by district courts were given de novo review on appeal.  Instead, the Supreme Court held that when claim construction is based on extrinsic evidence, a district court’s findings of subsidiary facts are to be reviewed for clear error, while its ultimate claim construction is to be reviewed de novo.  This change in how claim construction decisions are reviewed on appeal may have an impact on how parties handle patent litigation in the district courts.  This could increase our litigation expenses.  The full impact of the Teva decision on patent litigation at the district court level is yet to be determined.

On May 26, 2015, the U.S. Supreme Court decided Commil USA LLC v. Cisco Systems, Inc. In this case, the Supreme Court held that a good faith belief that a patent is invalid does not provide an accused infringer with a defense against a charge of inducing patent infringement. The Court stated that permitting such a defense would undermine the statutory presumption of validity enjoyed by issued U.S. patents under 35 U.S.C. § 282. The long term affect of this ruling is yet to be seen as it is implemented by the district courts. However, this ruling has eliminated a defense available to parties accused of inducing patent infringement. This result could be beneficial to our patent enforcement efforts.

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It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become enacted as laws in their current or modified forms.  Compliance with any new or existing laws or regulations could be difficult and expensive, affect the manner in which we conduct our business and negatively impact our business, prospects, financial condition and results of operations.

Our acquisitions of patent assets may be time consuming, complex and costly, which could adversely affect our operating results.

Acquisitions of patent or other intellectual property assets, which are critical to our business plan, are often time consuming, complex and costly to consummate.  We may elect to not pursue any additional patents while we focus our efforts on monetizing our existing assets.  We may utilize many different transaction structures in our acquisitions and the terms of such acquisition agreements tend to be heavily negotiated.  As a result, we expect to incur significant operating expenses and will likely be required to raise capital during the negotiations even if the acquisition is ultimately not consummated, or if we determine to acquire additional patents or other assets.  Even if we are able to acquire particular patent assets, there is no guarantee that we will generate sufficient revenue related to those patent assets to offset the acquisition costs, and we may be required to pay significant amounts of deferred purchase price if we monetize those patents above certain thresholds.  While we will seek to conduct confirmatory due diligence on the patent assets we are considering for acquisition, we may acquire patent assets from a seller who does not have complete analysis of infringements or claims, have valid or sole title or ownership to those assets, or otherwise provides us with flawed ownership rights, including invalid or unenforceable assets.  In those cases, we may be required to spend significant resources to defend our interest in the patent assets and, if we are not successful, our acquisition may be worthless, in which case we could lose part or all of our investment in the assets.

We may also identify patent or other intellectual property assets that cost more than we are prepared to spend with our own capital resources.  We may incur significant costs to organize and negotiate a structured acquisition that does not ultimately result in an acquisition of any patent assets or, if consummated, proves to be unprofitable for us.  Acquisitions involving issuance of our securities could be dilutive to existing stockholders and could be at prices lower than those prices reflected in the trading markets.  These higher costs could adversely affect our operating results and, if we incur losses, the value of our securities will decline.

In addition, we may acquire patents and technologies that are in the early stages of adoption.  Demand for some of these technologies will likely be untested and may be subject to fluctuation based upon the rate at which our licensees or others adopt our patents and technologies in their products and services.  As a result, there can be no assurance as to whether technologies we acquire or develop will have value that can be realized through licensing or other activities.

If we are unable to successfully monetize our patent assets, or if we cannot obtain sufficient capital to see our legal proceedings to fruition, our business model may be subject to change.

Our current business model of monetizing patent assets primarily through litigation against companies infringing on our intellectual property results in the potential for sporadic income. This makes us dependent on successful outcomes of our litigation claims, as well as obtaining financing from third-party sources to fund these litigations. If we are unable to generate revenue and are unable to raise additional capital on commercially reasonable terms, or if changes in law make our current business model infeasible, then we may determine to change our business model in a manner that would be anticipated to generate revenue on a more regular basis. If we determine to change our business model, it may be difficult to predict our future prospects. Furthermore, we may incur significant expenses in any such shift in business model, or our management may have to devote significant resources into developing, or may not be well suited for, any such new business model.

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We have ongoing financial obligations to certain stockholders under the terms of our acquisition of certain patents from Rockstar.  Our failure to comply with our obligations to these stockholders could have a material adverse effect on the value of our assets, our financial performance and our ability to sustain operations.

In January 2015, Rockstar transferred its remaining outstanding Series I Preferred Stock, as well as its other stock in Spherix (including our Series H Convertible Preferred Stock) to RPX Clearinghouse LLC (“RPX”), an affiliate of RPX Corporation. Since RPX’s business model is to lower the risk of patent litigation against entities such as Spherix, RPX may take stances that are adverse to Spherix and its other stockholders.

RPX will be entitled to receive a contingent recovery percentage of future profits from licensing, settlements and judgments against defendants with respect to patents purchased by us from Rockstar.  In particular, once we recover a certain amount of proceeds pertaining to the patents acquired from Rockstar in June 2013, which amount will not exceed $8.0 million, net of certain expenses, we will be required to make a payment of up to $13.0 million to Rockstar within six months of such recovery.  Furthermore, once we recover a certain level of proceeds pertaining to each portfolio of patents we acquired from Rockstar, we will be required to make participation payments to RPX which, depending on how much we recover, could range from 30% of the amount we recover to 70% of the amount we recover in any given quarter, net of certain expenses.  Our ability to fund these payments, as well as other payments that may become due in respect of our acquisition of patents from Rockstar in December 2013, will depend on the liquidity of our assets, recoveries, alternative demands for cash resources and access to capital at the time.  Furthermore, our obligation to fund these payments could materially adversely impact our liquidity and financial position.

In certain acquisitions of patent assets, we may seek to defer payment or finance a portion of the acquisition price.  This approach may put us at a competitive disadvantage and could result in harm to our business.

We have limited capital and may seek to negotiate acquisitions of patent or other intellectual property assets where we can defer payments, finance a portion of the acquisition price or have an obligation to make contingent payments upon recovery of value from those assets.  These types of debt financing, deferred payment or contingent arrangements may not be as attractive to sellers of patent assets as receiving the full purchase price for those assets in cash at the closing of the acquisition, and, as a result, we might not compete effectively against other companies in the market for acquiring patent assets, many of whom have greater cash resources than we have.  We may also finance our activities by issuance of debt which could require interest and amortization payments which we may not have the ability to repay, in which case we could be in default under the terms of loan agreements.  We may pledge our assets as collateral and if we are in default under our agreements, we could lose our assets through foreclosure or similar processes or become insolvent or bankrupt in which case investors could lose their entire investment.

Any failure to maintain or protect our patent assets or other intellectual property rights could significantly impair our return on investment from such assets and harm our brand, our business and our operating results.

Our ability to operate our new line of business and compete in the intellectual property market largely depends on the superiority, uniqueness and value of our acquired patent assets and other intellectual property.  To protect our proprietary rights, we will rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions.  No assurances can be given that any of the measures we undertake to protect and maintain our assets will have any measure of success.

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We will be required to spend significant time and resources to maintain the effectiveness of our assets by paying maintenance fees and making filings with the USPTO.  We may acquire patent assets, including patent applications, which require us to spend resources to prosecute the applications with the USPTO prior to issuance of patents.  Further, there is a material risk that patent related claims (such as, for example, infringement claims (and/or claims for indemnification resulting therefrom), unenforceability claims, or invalidity claims) will be asserted or prosecuted against us, and such assertions or prosecutions could materially and adversely affect our business.  Regardless of whether any such claims are valid or can be successfully asserted, defending such claims could cause us to incur significant costs and could divert resources away from our other activities.

Despite our efforts to protect our intellectual property rights, any of the following or similar occurrences may reduce the value of our intellectual property:

•	our applications for patents, trademarks and copyrights may not be granted and, if granted, may be challenged or invalidated;
•	issued trademarks, copyrights, or patents may not provide us with any competitive advantages when compared to potentially infringing other properties;
•	our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology; or
•	our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we acquire and/or prosecute.

Moreover, we may not be able to effectively protect our intellectual property rights in certain foreign countries where we may do business or enforce our patents against infringers in foreign countries.  If we fail to maintain, defend or prosecute our patent assets properly, the value of those assets would be reduced or eliminated, and our business would be harmed.

Weak global economic conditions may cause infringing parties to delay entering into licensing agreements, which could prolong our litigation and adversely affect our financial condition and operating results.

Our business plan depends significantly on worldwide economic conditions, and the United States and world economies have recently experienced weak economic conditions.  Uncertainty about global economic conditions poses a risk as businesses may postpone spending in response to tighter credit, negative financial news and declines in income or asset values.  This response could have a material negative effect on the willingness of parties infringing on our assets to enter into licensing or other revenue generating agreements voluntarily.  Entering into such agreements is critical to our business plan, and our failure to do so could cause material harm to our business.

If we are not able to protect our intellectual property from unauthorized use, it could diminish the value of our products and services, weaken our competitive position and reduce our revenue.

Our success depends in large part on our intellectual property ownership.  In addition, we believe that our trade secrets and non-patented technology may be key to identifying and differentiating our products and services from those of our competitors.  We may be required to spend significant resources to monitor and police our intellectual property rights.  If we fail to successfully enforce our intellectual property rights, the value of our products and services could be diminished and our competitive position may suffer.

We rely on a combination of copyright, trademark and trade secret laws, confidentiality procedures and licensing arrangements to establish and protect our proprietary rights.  Third-parties could copy or otherwise obtain and use our property without authorization or develop similar information and property independently, which may infringe upon our proprietary rights.  We may not be able to detect infringement and may lose competitive position in the market before we do so, including situations which may damage our ability to succeed in licensing negotiations or legal proceedings such as patent infringement cases we may bring.  In addition, competitors may design around our technologies or develop competing technologies.  Intellectual property protection may also be unavailable or limited in some foreign countries.

If we resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive.  In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings, or that contingent fees could be a significant portion of our recovery.  We will also rely on trade secrets and contract law to protect some of our proprietary technology.  We will enter into confidentiality and invention agreements with inventors, employees and consultants and common interest agreements with parties associated with our litigation efforts.  Nevertheless, these agreements may not be honored and they may not effectively protect our right to our privileged, confidential or proprietary information or our patented or un-patented trade secrets and know-how.  Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

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We face evolving regulation of corporate governance and public disclosure that may result in additional expenses and continuing uncertainty.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd–Frank Wall Street Reform and Consumer Protection Act, Securities and Exchange Commission (“SEC”) regulations and NASDAQ Stock Market LLC rules are creating uncertainty for public companies.  We are presently evaluating and monitoring developments with respect to new and proposed rules and cannot predict or estimate the amount of the additional costs we may incur or the timing of these costs.  These new or changed laws, regulations and standards are subject to varying interpretations, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies.  This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.  We intend to invest the resources necessary to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.  If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies, regulatory authorities may initiate legal proceedings against us, which could be costly and time-consuming, and our reputation and business may be harmed.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud and our business may be harmed and our stock price may be adversely impacted.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and to effectively prevent fraud.  Any inability to provide reliable financial reports or to prevent fraud could harm our business.  The Sarbanes-Oxley Act of 2002 requires management to evaluate and assess the effectiveness of our internal control over financial reporting.  In order to continue to comply with the requirements of the Sarbanes-Oxley Act, we are required to continuously evaluate and, where appropriate, enhance our policies, procedures and internal controls.  If we fail to maintain the adequacy of our internal controls over financial reporting, we could be subject to litigation or regulatory scrutiny and investors could lose confidence in the accuracy and completeness of our financial reports.  We cannot assure you that in the future we will be able to fully comply with the requirements of the Sarbanes-Oxley Act or that management will conclude that our internal control over financial reporting is effective.  If we fail to fully comply with the requirements of the Sarbanes-Oxley Act, our business may be harmed and our stock price may decline.

Our assessment, testing and evaluation of the design and operating effectiveness of our internal control over financial reporting resulted in our conclusion that as of December 31, 2014 our internal control over financial reporting was not effective, due to the Company’s lack of segregation of duties, and difficulty in applying complex accounting principles, including fair value of derivatives, options and warrants as well as stock based compensation accounting.  We are currently in the processes of reassessing our disclosures controls.  We can provide no assurance as to conclusions of management with respect to the effectiveness of our internal control over financial reporting in the future.

With respect to the year ended December 31, 2014, under the supervision and with the participation of our management, we conducted an evaluation of the effectiveness of the design and operations of our disclosure controls and procedures.  Based upon this evaluation, our management concluded that our disclosure controls and procedures were not effective as of December 31, 2014.

If we make acquisitions, it could divert management’s attention, cause ownership dilution to our shareholders and be difficult to integrate.

Following our acquisition of North South in September 2013, we have grown rapidly and we expect to continue to evaluate and consider future acquisitions.  Acquisitions generally involve significant risks, including difficulties in the assimilation of the assets, services and technologies we acquire or industry overlay on which the patent assets read, diversion of management’s attention from other business concerns, overvaluation of the acquired assets, and the acceptance of the acquired assets and/or claims.  Acquisitions may not be successful, which can have a number of adverse effects upon us including adverse financial effects and may seriously disrupt our management’s time.  The integration of acquired assets may place a significant burden on management and our internal resources.  The diversion of management attention and any difficulties encountered in the integration process could harm our business.

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If we fail to manage our existing assets and patent inventory and third party relationships (such as attorneys and experts) effectively, our revenue and profits could decline and should we fail to acquire additional revenues from license fees, our growth could be impeded.

Our success depends in part on our ability to manage our existing portfolios of patent assets and manage our third party relationships necessary to monetize our assets effectively.  Our attorneys and experts are not bound by long-term contracts that ensure us a consistent access to expertise necessary to enforce our patents, which is crucial to our ability to generate license revenues and prosecute infringers.  In addition, attorneys and experts can change the cost of the services they provide, such as contingent fees that we are required to pay, and our arrangements often required an increasing percentage of recoveries to be devoted to attorney’s fees depending on the length of time or stage of the case prior to settlement or recovery, reducing the residual amount available to us following conclusion of a case.  If an attorney, seller, inventor or expert decides not to provide needed assistance in connection with a case, or provides assistance to prospective licensees or defendants, we may not be able to timely replace this expertise with that from other sources or prevent such assistance to others from damaging our claims and prospects for recovery or licensing thus resulting in potentially lost cases, opportunities, or revenues and potentially diminishing the value of our patent assets.  The ability to utilize attorneys, sellers’ personnel, inventors or experts will depend on various factors, some of which are beyond our control.

We may be unable to issue securities under our shelf registration statement, which may have an adverse effect on our liquidity.

We have filed a shelf registration statement on Form S-3 with the SEC.  The registration statement, which has been declared effective, was filed in reliance on Instruction I.B.6. of Form S-3, which imposes a limitation on the maximum amount of securities that we may sell pursuant to the registration statement during any twelve-month period.  At the time we sell securities pursuant to the registration statement, the amount of securities to be sold plus the amount of any securities we have sold during the prior twelve months in reliance on Instruction I.B.6. may not exceed one-third of the aggregate market value of our outstanding common stock held by non-affiliates as of a day during the 60 days immediately preceding such sale as computed in accordance with Instruction I.B.6.  Based on this calculation and as a result of our sale of common stock and warrants that closed on July 21, 2015, we are currently ineligible to sell securities pursuant to our effective registration statement on Form S-3.   Whether we sell securities under the registration statement will depend on a number of factors, including availability of our existing S-3 under the 1/3 limitation calculations set forth in Instruction I.B.6 of Form S-3, the market conditions at that time, our cash position at that time and the availability and terms of alternative sources of capital.  Furthermore, Instruction I.B.6. of Form S-3 requires that the issuer have at least one class of common equity securities listed and registered on a national securities exchange. If we are not able to maintain compliance with applicable NASDAQ rules, we will no longer be able to rely upon that Instruction. If we cannot sell securities under our shelf registration, we may be required to utilize more costly and time-consuming means of accessing the capital markets, which could materially adversely affect our liquidity and cash position.

Risks Related to Ownership of Our Common Stock

Our common stock may be delisted from The NASDAQ Capital Market if we fail to become compliant with continued listing standards by March 21, 2016.

Our common stock is currently traded on The NASDAQ Capital Market under the symbol “SPEX.”  If we fail to meet any of the continued listing standards of The NASDAQ Capital Market, our common stock could be delisted from The NASDAQ Capital Market.  These continued listing standards include specifically enumerated criteria, such as:

•	a $1.00 minimum closing bid price;
•	stockholders’ equity of $2.5 million;
•	500,000 shares of publicly-held common stock with a market value of at least $1 million;
•	300 round-lot stockholders; and
•	compliance with NASDAQ’s corporate governance requirements, as well as additional or more stringent criteria that may be applied in the exercise of NASDAQ’s discretionary authority.

Over the past several years, including at certain times prior to entering into our new line of business, we had several instances of NASDAQ deficiencies.

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On April 20, 2012, the Company received a deficiency notice from NASDAQ regarding the bid price of our common stock.  Following a 1 for 20 reverse stock split, on October 8, 2012, NASDAQ provided confirmation to us that we regained compliance with Marketplace Rule 5550(a)(2) since the closing bid price of its common stock had traded at $1.00 per share or greater for at least ten (10) consecutive business days.  This was the second time the Company employed a reverse stock split to avoid NASDAQ delisting.

On September 25, 2012, the Company received written notification from NASDAQ advising that the minimum number of publicly held shares of our common stock had fallen below the minimum 500,000 shares required for continued listing on the NASDAQ Capital Market pursuant to NASDAQ Rule 5550(a)(4).  As a result of our November 2012 private placement transaction, the Company was advised by NASDAQ that it regained compliance with Rule 5550(a) (4).

On December 31, 2012, our total stockholders’ equity was $854,000, and was below the $2.5 million listing standard required by NASDAQ.  In March 2013, we exchanged warrants issued in November 2012 for Series C Preferred Stock, effectively increasing total stockholders’ equity to approximately $2.8 million.

On March 24, 2015, we received a deficiency notice from NASDAQ that the bid price of our common stock no longer met NASDAQ’s continued listing requirements.  According to the notice, in order to regain compliance with the NASDAQ listing rules, our common stock would need to have a closing bid price of at least $1.00 per share for at least 10 consecutive trading days no later than September 21, 2015. On September 22, 2015, we received a letter from NASDAQ granting us an additional 180 days, or until March 21, 2016, to regain compliance. It is unknown at this time if we will be able to regain compliance with the minimum bid price requirement within the additional time allowed in order to continue our common stock listing on the Nasdaq Capital Market. Continued listing during this period is also contingent on our continued compliance with all listing requirements other than for the minimum bid price. While we hope to regain compliance in the ordinary course of business, we may consider a reverse stock split, if necessary to continue our listing, and have committed to NASDAQ to do so if necessary. However, even if we do effect such a reverse stock split, our stockholders may bring actions against us in connection with that reverse stock split that could divert management resources, cause us to incur significant expenses or cause our common stock to be further diluted.

If we fail to comply with NASDAQ’s continued listing standards, we may be delisted and our common stock will trade, if at all, only on the over-the-counter market, such as the OTC Bulletin Board or OTCQX market, and then only if one or more registered broker-dealer market makers comply with quotation requirements.  In addition, delisting of our common stock could depress our stock price, substantially limit liquidity of our common stock and materially adversely affect our ability to raise capital on terms acceptable to us, or at all.

Finally, delisting of our common stock would likely result in our common stock becoming a “penny stock” under the Securities Exchange Act.  The principal result or effect of being designated a “penny stock” is that securities broker-dealers cannot recommend the shares but must trade it on an unsolicited basis. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for shares that become subject to those penny stock rules.

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Our share price may be volatile and there may not be an active trading market for our common stock.

There can be no assurance that the market price of our common stock will not decline below its present market price or that there will be an active trading market for our common stock.  The market prices of technology or technology related companies have been and are likely to continue to be highly volatile.  Fluctuations in our operating results and general market conditions for technology or technology related stocks could have a significant impact on the volatility of our common stock price.  We have experienced significant volatility in the price of our common stock.  From January 1, 2013 through September 30, 2015, the share price of our common stock (on a split-adjusted basis) has ranged from a high of $27.86 to a low of $0.20. The reason for the volatility in our stock is not well understood and may continue.  Factors that may have contributed to such volatility include, but are not limited to:

•	developments regarding regulatory filings;
•	our funding requirements and the terms of our financing arrangements;
•	technological innovations;
•	introduction of new technologies by us or our competitors;
•	material changes in existing litigation;
•	changes in the enforceability or other matters surrounding our patent portfolios;
•	government regulations and laws;
•	public sentiment relating to our industry;
•	developments in patent or other proprietary rights;
•	the number of shares issued and outstanding;
•	the number of shares trading on an average trading day;
•	performance of companies in the non-performing entity space generally;
•	announcements regarding other participants in the technology and technology related industries, including our competitors;
•	block sales of our shares by stockholders to whom we have sold stock in private placements, or the cessation of transfer restrictions with respect to those shares; and
•	market speculation regarding any of the foregoing.

We could fail in future financing efforts or be delisted from The NASDAQ Capital Market if we fail to receive stockholder approval when needed.

We are required under the NASDAQ rules to obtain stockholder approval for any issuance of additional equity securities that would comprise more than 20% of the total shares of our common stock outstanding before the issuance of such securities sold at a discount to the greater of book or market value in an offering that is not deemed to be a “public offering” by NASDAQ. Funding of our operations and acquisitions of assets may require issuance of additional equity securities that would comprise more than 20% of the total shares of our common stock outstanding, but we might not be successful in obtaining the required stockholder approval for such an issuance. If we are unable to obtain financing due to stockholder approval difficulties, such failure may have a material adverse effect on our ability to continue operations.

Our shares of common stock are thinly traded and, as a result, stockholders may be unable to sell at or near ask prices, or at all, if they need to sell shares to raise money or otherwise desire to liquidate their shares.

Our common stock has been “thinly-traded” meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. In addition, we believe that due to the limited number of shares of our common stock outstanding, an options market has not been established for our common stock, limiting the ability of market participants to hedge or otherwise undertake trading strategies available for larger companies with broader shareholder bases which prevents institutions and others from acquiring or trading in our securities. Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give stockholders any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

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Because of the Rights Agreement and “Anti-Takeover” provisions in our Certificate of Incorporation and Bylaws, a third party may be discouraged from making a takeover offer that could be beneficial to our stockholders.

Effective as of January 24, 2013, we adopted a shareholder rights plan. The effect of this rights plan and of certain provisions of our Certificate of Incorporation, By-Laws, and the anti-takeover provisions of the Delaware General Corporation Law, could delay or prevent a third party from acquiring us or replacing members of our Board of Directors, or make more costly any attempt to acquire control of the Company, even if the acquisition or the Board designees would be beneficial to our stockholders. These factors could also reduce the price that certain investors might be willing to pay for shares of the common stock and result in the market price being lower than it would be without these provisions.

In addition, defendants in actions seeking to enforce our patents may seek to influence our Board of Directors and stockholders by acquiring positions in the Company to force consideration of settlement or licensing proposals that may be less desirable than other outcomes such as litigation with respect to our monetization or patent enforcement activities. The effect of such influences on our Company or our corporate governance could reduce the value of our monetization activities and have an adverse effect on the value of our assets. The effect of Anti-Takeover provisions could impact the ability of prospective defendants to obtain influence in the Company or representation on the Board of Directors or acquire a significant ownership position and such result may have an adverse effect on the Company and the value of its securities.

If we cannot manage our growth effectively, we may not establish or maintain profitability.

Businesses which grow rapidly often have difficulty managing their growth. If our business continues to grow as rapidly as it has since September 2013 and as we anticipate, we will need to expand our management by recruiting and employing experienced executives and key employees capable of providing the necessary support.

We cannot assure you that our management will be able to manage our growth effectively or successfully. Our failure to meet these challenges could cause us to continue to lose money, which will reduce our stock price.

It may be difficult to predict our financial performance because our quarterly operating results may fluctuate.

Our revenues, operating results and valuations of certain assets and liabilities may vary significantly from quarter to quarter due to a variety of factors, many of which are beyond our control. You should not rely on period-to-period comparisons of our results of operations as an indication of our future performance. Our results of operations may fall below the expectations of market analysts and our own forecasts. If this happens, the market price of our common stock may fall significantly. The factors that may affect our quarterly operating results include the following:

•	fluctuations in results of our enforcement and licensing activities or outcome of cases;

•	fluctuations in duration of judicial processes and time to completion of cases;

•	the timing and amount of expenses incurred to negotiate with licensees and obtain settlements from infringers;

•	the impact of our anticipated need for personnel and expected substantial increase in headcount;

•	fluctuations in the receptiveness of courts and juries to significant damages awards in patent infringement cases and speed to trial in the jurisdictions in which our cases may be brought and the accepted royalty rates attributable to damages analysis for patent cases generally, including the royalty rates for industry standard patents which we may own or acquire;

•	worsening economic conditions which cause revenues or profits attributable to infringer sales of products or services to decline;

•	changes in the regulatory environment, including regulation of NPE activities or patenting practices, that may negatively impact our or infringers practices;

•	the timing and amount of expenses associated with litigation, regulatory investigations or restructuring activities, including settlement costs and regulatory penalties assessed related to government enforcement actions;
•	Any changes we make in our Critical Accounting Estimates described in the Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our periodic reports;

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•	the adoption of new accounting pronouncements, or new interpretations of existing accounting pronouncements, that impact the manner in which we account for, measure or disclose our results of operations, financial position or other financial measures; and
•	costs related to acquisitions of technologies or businesses.

 If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel and the continued contributions of our executive officers, each of whom may be difficult to replace. In particular, Anthony Hayes, our Chief Executive Officer, is important to the management of our business and operations and the development of our strategic direction. The loss of the services of any such individual and the process to replace any key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

Our largest shareholders can exert significant control over our business and affairs and may have actual or potential interests that may depart from those of our other shareholders.

Our largest outside stockholders own a substantial percentage of our outstanding voting capital. The interests of such persons may differ from the interests of other stockholders. There can be no assurance that our significant stockholders will, in future matters submitted for stockholder approval, vote in favor of such matter, even if such matters are recommended for approval by management or are in the best interest of stockholders, generally. As a result, in addition to their positions with us, such persons will have the ability to vote their significant holdings in favor of proposals presented to our stockholders for approval, including proposals to:

•	elect or defeat the election of our directors;

•	amend or prevent amendment of our certificate of incorporation or bylaws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	control the outcome of any other matter submitted to the shareholders for vote.

In addition, such holder’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price. Our significant stockholders could also utilize their significant ownership interest to seek to influence management and decisions of the Company.

Because an increasing amount of our outstanding shares may become freely tradable, sales of these shares could cause the market price of our common stock to drop significantly, even if our business is performing well.

As of September 30, 2015, we had outstanding 34,402,763 shares of common stock, of which our directors and executive officers own 34,368 shares which are subject to the limitations of Rule 144 under the Securities Act.

In general, Rule 144 provides that any non-affiliate of ours, who has held restricted common stock for at least six-months, is entitled to sell their restricted stock freely, provided that we are then current in our filings with the SEC.

An affiliate of the Company may sell after six months with the following restrictions:

•	we are current in our filings,

•	certain manner of sale provisions,

•	filing of Form 144, and

•	volume limitations limiting the sale of shares within any three-month period to a number of shares that does not exceed the greater of 1% of the total number of outstanding shares or, the average weekly trading volume during the four calendar weeks preceding the filing of a notice of sale.

Because almost all of our outstanding shares are freely tradable (subject to certain restrictions imposed by lockup agreements executed by the holders thereof) and the shares held by our affiliates may be freely sold (subject to the Rule 144 limitations), sales of these shares could cause the market price of our common stock to drop significantly, even if our business is performing well.

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Risks Related to the Offering

Our stock price is volatile and subject to numerous factors.

The market price of our common stock has been, and we expect will continue to be, subject to significant volatility. The value of our common stock may decline regardless of our operating performance or prospects. Factors affecting our market price include:

•	our perceived prospects and liquidity;
•	progress or any lack of progress (or perceptions related to progress) in timely overcoming the remaining substantial technical and commercial challenges related to our Conductus wire initiative;
•	variations in our operating results and whether we have achieved key business targets;
•	changes in, or our failure to meet, earnings estimates;
•	changes in securities analysts’ buy/sell recommendations;
•	differences between our reported results and those expected by investors and securities analysts;
•	announcements of new contracts by us or our competitors;
•	market reaction to any acquisitions, joint ventures or strategic investments announced by us or our competitors; and
•	general economic, political or stock market conditions.

Recent events have caused stock prices for many companies, including ours, to fluctuate in ways unrelated or disproportionate to their operating performance. The general economic, political and stock market conditions that may affect the market price of our common stock are beyond our control. The market price of our common stock at any particular time may not remain the market price in the future.

We have a significant number of outstanding warrants and options, and future sales of the shares obtained upon exercise of these options or warrants could adversely affect the market price of our common stock.

As of September 30, 2015, we had outstanding options exercisable for an aggregate of 5,461,076 shares of common stock at a weighted average exercise price of $4.72 per share and warrants to purchase up to 7,804,827 shares of our common stock at a weighted average exercise price of $1.74 per share. We have registered the issuance of all the shares issuable upon exercise of the options and warrants, and they will be freely tradable by the exercising party upon issuance. The holders may sell these shares in the public markets from time to time, without limitations on the timing, amount or method of sale. As our stock price rises, the holders may exercise their warrants and options and sell a large number of shares. This could cause the market price of our common stock to decline.

Our corporate governance structure may prevent our acquisition by another company at a premium over the public trading price of our shares.

It is possible that the acquisition of a majority of our outstanding voting stock by another company could result in our stockholders receiving a premium over the public trading price for our shares. Provisions of our restated certificate of incorporation and bylaws and of Delaware corporate law could delay or make more difficult an acquisition of our company by merger, tender offer or proxy contest, even if it would create an immediate benefit to our stockholders. For example, our restated certificate of incorporation does not permit stockholders to act by written consent, and our bylaws generally require ninety days advance notice of any matters to be brought before the stockholders at an annual or special meeting.

In addition, our board of directors has the authority to issue up to 50,000,000 shares of preferred stock and to determine the terms, rights and preferences of this preferred stock, including voting rights of those shares, without any further vote or action by the stockholders. At September 30, 2015, 49,525,457 shares of preferred stock remained unissued. The rights of the holders of common stock may be subordinate to, and adversely affected by, the rights of holders of preferred stock that may be issued in the future. The issuance of preferred stock could also make it more difficult for a third party to acquire a majority of our outstanding voting stock, even at a premium over our public trading price.

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Further, our certificate of incorporation also provides for a classified board of directors with directors divided into three classes serving staggered terms. These provisions may have the effect of delaying or preventing a change in control of us without action by our stockholders and, therefore, could adversely affect the price of our stock or the possibility of sale of shares to an acquiring person.

We do not anticipate declaring any cash dividends on our common stock.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and earnings for use in the operation and expansion of our business. In addition, no dividends can be paid without the consent of the holders of the Series I Preferred Stock so long as the Series I Preferred Stock remains outstanding. Absent a material transaction or change in this policy, investors must look solely to the potential for appreciation in the market price of the shares of our common stock to obtain a return on their investment.

There is no public market for the warrants to purchase shares of our common stock being offered by us in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including the NASDAQ Capital Market. Without an active market, the liquidity of the warrants will be limited.

You will experience immediate dilution in the book value per share of common stock as a result of this offering.

Investors in this offering will experience immediate dilution in their net tangible book value (deficit) per share to the extent of the difference between the public offering price per share of common stock and the “adjusted” net tangible book value (deficit) per share after giving effect to the offering. Our net tangible book value (deficit) as of September 30, 2015 was approximately ($1.88) million, or ($0.05) per share of our common stock based on 34,402,763 shares outstanding. Assuming that we issue $          of shares of common stock in this offering at an assumed offering price of $0.         per share, the closing price of our common stock on the NASDAQ Capital Market on October          , 2015, and after deducting placement agent’s fees and estimated offering expenses payable by us, our net tangible book value as of September 30, 2015, would have been approximately $          million, or $          per share of our common stock. This calculation excludes the proceeds, if any, from the exercise of the warrants issued in this offering. This amount represents an increase in net tangible book value of $          per share to our existing stockholders and an immediate dilution in net tangible book value of $          per share to investors in this offering. These amounts do not take into account the potential material decrease in our net book value related to any warrant derivative liability we record related to the warrants issued in this offering. See “— We may record a material warrant derivative liability, which could impact our ability to remain listed on The NASDAQ Capital Market.” See the section titled “Dilution” below.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and may incorporate by reference, forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only. Because the risk factors referred to above, as well as those described in the section entitled Risk Factors beginning on page 10 of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this prospectus or the documents incorporated by reference herein or therein, or those that we may make orally or in writing from time to time, are based upon management’s beliefs and assumptions and are made based on information available to us as of the time made and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

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USE OF PROCEEDS

Except as otherwise provided in this prospectus, we currently intend to use the net proceeds from the sale of the securities offered by us in this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, acquisitions of new intellectual properties, technologies and investments, monetization of our patents and the repayment, refinancing, redemption or repurchase of certain existing or future indebtedness or capital stock. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of our securities.

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DIVIDEND POLICY

We have never declared or paid any dividends on our common stock and do not anticipate paying any in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the operation and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our board of directors may deem relevant.

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DILUTION

If you invest in our securities offered in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as-adjusted net tangible book value per share of our common stock immediately after this offering.

Net tangible book value per share is determined by dividing our total tangible assets less our total liabilities by the number of shares of common stock outstanding. Our historical net tangible book value (deficit) as of September 30, 2015 was approximately ($6.89) million, or ($0.20) per share.

Dilution per share to new investors represents the difference between the amount per share paid by purchasers of shares of common stock and warrants in this offering and the as-adjusted net tangible book value per share of common stock immediately after completion of this offering. After giving effect to the sale of an assumed $10,000,000 of Units in this offering (which represents the sale of all the securities offered hereby) by us at an assumed public offering price of $          per share, which is the last reported sale price of our common stock on The NASDAQ Capital Market on October          , 2015, and after deducting the estimated placement agent fees and expenses and estimated offering expenses payable by us, our as-adjusted net tangible book value as of           would have been $           million, or $           per share. This represents an immediate increase in net tangible book value of $           per share to existing stockholders and an immediate dilution of $           per share to investors participating in this offering, as illustrated in the following table:

Assumed public offering price per share		$
Historical net tangible book value per share as of September 30, 2015	$(0.20)
Increase in as-adjusted net tangible book value per share attributable to new investors
As-adjusted net tangible book value per share after this offering
Dilution per share to investors participating in this offering		$

Each $           increase (decrease) in the assumed public offering price of $           per share, which is the last reported sale price of our common stock on The NASDAQ Capital Market on October          , 2015, would increase (decrease) the as adjusted net tangible book value by approximately $            million, or approximately $            per share, and increase (decrease) the dilution per share to new investors by approximately $            per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated placement agent fees and expenses and estimated offering expenses payable by us. An increase of 100,000 shares in the number of shares offered by us would increase the as adjusted net tangible book value by approximately $            million, or $            per share, and the dilution per share to new investors would be approximately $            per share, assuming that the assumed public offering price remains the same and after deducting the estimated placement agent fees and expenses and estimated offering expenses payable by us. Similarly, a decrease of 100,000 shares in the number of shares offered by us would decrease the as adjusted net tangible book value by approximately $            million, or approximately $            per share, and the dilution per share to new investors would be approximately $            per share, assuming that the assumed public offering price remains the same and after deducting the estimated placement agent fees and expenses and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

The foregoing calculations exclude the Series K Preferred that may be offered under this prospectus and also exclude the common stock that may be issued under any warrants to be issued in this offering, and also excludes the following:

•	5,461,076 shares of common stock issuable upon the exercise of stock options outstanding, having a weighted average exercise price of $4.72 per share;

•	7,804,827 shares of common stock issuable upon the exercise of warrants outstanding, having a weighted average exercise price of $1.74 per share;
•	5,044,821 shares of common stock reserved for issuance upon conversion of our outstanding convertible preferred stock without regard to the beneficial ownership conversion limits applicable to such securities; and
•	an aggregate of 1,473,104 shares of common stock reserved for future issuance under our equity plans.

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Unless otherwise indicated, all information in this prospectus reflects or assumes the following:

•	no exercise of outstanding options to purchase common stock or warrants to purchase common stock after September 30, 2015; and
•	no conversion of preferred stock after September 30, 2015.

The information above assumes only Class A Units are sold in this offering. To the extent we sell any Class B Units, the same aggregate number of common stock equivalents resulting from this offering would be convertible under the Series K Preferred issued as part of the Class B Units.

Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. New investors will experience further dilution if any of our outstanding options or warrants are exercised, new options are issued and exercised under our equity incentive plans or we issue additional shares of common stock, other equity securities or convertible debt securities in the future.

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MANAGEMENT

Directors and Executive Officers of Spherix Incorporated

Our current Board of Directors and their respective ages and positions as of September 30, 2015:

Name	Age	Director Since
Robert J. Vander Zanden, Director and Chairman of the Board	70	2004
Anthony Hayes, Chief Executive Officer and Director	47	2013
Douglas T. Brown, Director	62	2004
Jeffrey Ballabon, Director	53	2014
Tim S. Ledwick, Director	58	2015
Howard E. Goldberg, Director	69	2015

Dr. Robert J. Vander Zanden

Dr. Robert J. Vander Zanden, a Board member since 2004, having served as a Vice President of R&D with Kraft Foods International, brings a long and distinguished career in applied technology, product commercialization, and business knowledge of the food science industry to us. Additionally, Mr. Vander Zanden has specific experience in developing organizations designed to deliver against corporate objectives. Dr. Vander Zanden holds a Ph.D. in Food Science and an M.S. in Inorganic Chemistry from Kansas State University, and a B.S. in Chemistry from the University of Wisconsin – Platteville, where he was named a Distinguished Alumnus in 2002. In his 30-year career, he has been with ITT Continental Baking Company as a Product Development Scientist; with Ralston Purina’s Protein Technology Division as Manager Dietary Foods R&D; with Keebler as Group Director, Product and Process Development (with responsibility for all corporate R&D and quality); with Group Gamesa, a Frito-Lay Company, as Vice President, Technology; and with Nabisco as Vice President of R&D for their International Division. With the acquisition of Nabisco by Kraft Foods, he became the Vice President of R&D for Kraft’s Latin American Division. Dr. Vander Zanden retired from Kraft Foods in 2004. He currently holds the title of Adjunct Professor and Lecturer in the Department of Food, Nutrition and Packaging Sciences at Clemson University, where he also is a member of their Industry Advisory Board. His focus on achieving product and process innovation through training, team building and creating positive working environments has resulted in his being recognized with many awards for product and packaging innovation. Dr. Vander Zanden is not now, nor has he been for the past five years, a director of a public, for-profit company other than us. Mr. Vander Zanden executive experience provides him with valuable business expertise which the Board believes qualifies him to serve as a director of the Company.

Anthony Hayes

Mr. Anthony Hayes, a director and Chief Executive Officer since 2013, has served as the Chief Executive Officer of North South since March 2013 and, since June 2013, as a consultant to our Company. Mr. Hayes was the fund manager of JaNSOME IP Management LLC and JaNSOME Patent Fund LP from August 2012 to August 2013, both of which he co-founded. Mr. Hayes was the founder and Managing Member of Atwater Partners of Texas LLC from March 2010 to August 2012 and a partner at Nelson Mullins Riley & Scarborough LLP from May 1999 to March 2010. Mr. Hayes received his Juris Doctorate from Tulane University School of Law and his B.A. in Economics from Mary Washington College. The Board believes Mr. Hayes is qualified to serve as a director of the Company based on his expansive knowledge of, and experience in, the patent monetization sector, as well as because of his intimate knowledge of the Company through his service as Chief Executive Officer.

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Douglas T. Brown

Mr. Douglas T. Brown, a Board Member since 2004, brings to the Board a broad understanding of financial statements, financial markets, and other business aspects. He is currently Senior Vice President and Manager of the Corporate Banking Government Contracting Group for PNC Bank N.A., Washington, DC. Mr. Brown has been with PNC and its predecessor bank, Riggs Bank, since 2001 and previously worked for Bank of America, N.A. and its predecessor banks for 16 years as a Loan Officer, as well as a manager of Loan Officers in the Mid-Atlantic region.  Subsequent to 1990, the majority of Mr. Brown’s customers are companies that provided services to the Federal Government and State governments. Mr. Brown holds a B.A. degree in Political Science from American University and a graduate degree from The Stonier Graduate School of Banking at the University of Delaware. He is not now, nor has he been for the past five years, a director of a public, for-profit company other than us. Mr. Brown’s executive corporate finance experience provides him with valuable expertise which the Board believes qualifies him to serve as a director of our Company.

Jeffrey Ballabon

Mr. Jeffrey Ballabon, Spherix Board Member since 2014, is a founding partner of B2 Strategic, an international consulting firm. Prior to his work at B2, Mr. Ballabon was CEO of Innovative Communications Technologies, Inc. where he managed litigation and licensing efforts that ultimately led to the company’s spin-off as a public company. He is well known in New York and Washington circles as a media expert, political innovator and business visionary with a practical focus on successful, results-oriented outcomes. He has headed communications, government relations and public policy departments of major media corporations including CBS News, Primedia and Court TV. He has provided policy and government affairs representation to investment funds, non-profits and political candidates. Mr. Ballabon twice has been a Presidential Appointee and served as Legislative Counsel to US Senator John Danforth (R-MO) and as Republican Counsel to the Consumer Subcommittee of the US Senate Committee on Commerce, Science,  and Transportation.  Currently, he serves on the Executive Committee of the Federalist Society’s Intellectual Property Practice Group and is a member of the Board of Directors of American Innovators for Patent Reform.

Tim S. Ledwick

Mr. Time S. Ledwick is currently the Chief Financial Officer of Management Health Solutions, a private equity-backed company that provides software solutions and services to hospitals focused on reducing costs through superior inventory management practices. In addition, since 2012 he has served on the board and Chair of the Audit Committee of Telkonet, Inc. (TKOI) a smart energy management technology company. From 2007 to 2011, Mr. Ledwick provided CFO consulting services to a $150 million services firm and, in addition, from 2007-2008 also acted as special advisor to The Dellacorte Group, a middle market financial advisory firm focused on transactions between $100 million and $1 billion. From 2002 through 2006, Tim was a member of the Board of Directors and Executive Vice President-CFO of Dictaphone Corporation playing a lead role in developing a business plan which revitalized the company, resulting in the successful sale of the firm and delivering a seven times return to shareholders. From 2001-2002, Ledwick was brought on as CFO to lead the restructuring efforts of Lernout & Hauspie Speech Products, a Belgium-based NASDAQ listed speech technology company, whose market cap had at one point reached a high of $9 billion. From 1999 through 2001, he was CFO of Cross Media Marketing Corp, an $80 million public company headquartered in New York City, playing a lead role in the firm`s acquisition activity, tax analysis and capital raising. Mr. Ledwick is a member of the Connecticut Society of Certified Public Accountants and received his BBA in Accounting from The George Washington University and his MS in Finance from Fairfield University.

Howard E. Goldberg

Mr. Howard E. Goldberg has vast operational experience spanning a professional services and management career of forty-eight years. During the most recent twenty-three years of that career Mr. Goldberg has been actively involved in the wireless telecom industry, including thirteen years in building a strong position in monetization of IP and participation to global standards at InterDigital, Inc., serving as President, CEO and Director from 1999 to 2005. Earlier experience included diversified activities such as lead with Sensormatic Electronics turnaround team and serving as staff lead for International Corporate Finance Team at the Securities and Exchange Commission, Washington D.C. Mr. Goldberg has practiced as a CPA with one of the Big Eight public accounting firms and has practiced securities and corporate law with a large regional law firm prior to the most recent twenty three years spent in senior management positions and in a consulting services role. He is also a member of the Project Faculty at The Wharton School of the University of Pennsylvania, teaching in the MBA program.

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Non-Director Executive Officers

The following table sets forth information regarding our non-director executive officers as of September 30, 2015:

Name	Age	Position
Frank Reiner	52	Interim Chief Financial Officer

Frank Reiner

Mr. Frank Reiner is a seasoned and experienced patent licensing and monetization professional.  Prior to joining Spherix in 2014 Frank was located in Silicon Valley and employed as the Vice President of Global Licensing for the Kudelski Group where his primary role was licensing a digital video patent portfolio. Prior to that Mr. Reiner was the Vice President of Patent Licensing and Acquisition for Flextronics International Ltd. where he managed patent assertions made against Flextronics designed products and was responsible for building a defensive patent portfolio via internal innovation, invention and through patent acquisitions.  Previously, Mr. Reiner was a Partner at Intellectual Value Creation Services, LLC whose charter was to work as a patent monetization team for the IP Investment Group at Coller Capital supporting patent acquisitions, sales and licensing both from a technical and business perspective.  Mr. Reiner started his patent and licensing career at InterDigital Communications, LLC as the Senior Director of Licensing where he was responsible for InterDigital’s patent licensing program in the cellular and wireless space. He participated in numerous patent license negotiations and patent infringement litigations, and he supported, patent prosecution and the management of existing patent license agreements. Mr. Reiner started his career as a software engineer in the defense industry where he developed high-end aircraft and tank simulators for the U.S. military.  He achieved multiple positions of higher responsibility at General Electric, Martin Marietta and Lockheed Martin.  He received a BS in Computer Science from Embry-Riddle Aeronautical University and an MBA from Villanova University.

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EXECUTIVE COMPENSATION

The following describes the compensation earned in fiscal 2014 and 2013 by each of the executive officers identified below in the Summary Compensation Table, who are referred to collectively as our “named executive officers.” Our named executive officers with respect to the fiscal year that ended on December 31, 2014 are Anthony Hayes, Chief Executive Officer, and Frank Reiner, Interim Chief Financial Officer. The principal terms of our employment agreements with Mr. Hayes and Mr. Reiner are described below in the “Executive Compensation — Employment Agreements” section of this prospectus.

Our revised Annual Report on Form 10-K/A for the fiscal year ended December 31, 2014, which includes the Part III information of Form 10-K, is incorporated herein by reference. The data therein is supplemented, in relevant part, by the tables set forth below.

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Summary Compensation Table **

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award ($)	Option Award ($)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anthony Hayes, Chief Executive Officer (2)	2014	350,000	250,000	—	805,651	—	—	6,400	1,412,051
	2013	92,885	200,000	—	4,885,558	—	—	—	5,178,443

Frank Reiner, Interim Chief Financial Officer (3)	2014	182,917	—	46,700	384,838	—	—	—	614,454
	2013	—	—	—	—	—	—	—	—

Harvey Kesner, Interim CEO and Director (4)	2014	14,250	—	—	2,244,944	—	—	14,250	2,273,444
	2013	—	—	—	8,531,674	—	—	423,300	8,954,974

Robert Lodder, Former President (5)	2014	—	—	—	—	—	—	—	—
	2013	126,424	—	—	—	—	—	233,398	359,822

Richard Cohen, Chief Financial Officer (6)	2014	240,000	—	—	—	—	—	—	240,000
	2013	—	—	—	—	—	—	—	—

Robert Clayton CFO, Treasurer and Corporate Secretary (7)	2014	—	—	—	—	—	—	—	—
	2013	135,255	—	—	—	—	—	212,180	347,435

(2)	In 2013, Mr. Hayes received a $100,000 signing bonus, a $100,000 annual bonus and 750,000 stock options valued on the date of grant in accordance with ASC Topic 718. On January 28, 2014, the Compensation Committee adopted a resolution intended to grant Mr. Hayes 300,000 stock options with a term of five years and an exercise price of $5.83 that would be subject to certain vesting conditions upon agreement of the Compensation Committee and Mr. Hayes. The parties failed to reach agreement prior to the date of this Annual Report on From 10-K and accordingly the stock options subject to specific performance targets were determined not to be issued, but may be issued at a future date at the discretion of the Compensation Committee. In accordance with the ASC Topic 718 the failure to finalize performance targets result in the stock options not being considered to have been granted and therefore not outstanding. On April 3, 2014, Mr. Hayes received 500,000 stock options with a term of five years and valued on the date of grant, with 50% vesting immediately and the remaining 50% vesting upon our Company’s receipt of gross proceeds of at least $30 million by April 3, 2015 from an offering of its securities. On June 30, 2014, Mr. Hayes received a bonus in the aggregate amount of $250,000. On July 3, 2014, Mr. Hayes received 100,000 stock options with a term of five years and an exercise price of $1.79, vesting immediately. Mr. Hayes also received $6,400 in cash for his service as a director of our Company during 2014. All stock options to Mr. Hayes were granted in accordance with ASC Topic 718.
(3)	Includes 150,000 stock options valued on the date of grant in accordance with ASC Topic 718.

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(4)	Mr. Kesner served as our interim Chief Executive Officer from February 27, 2013 to September 10, 2013. Mr. Kesner was paid $14,250 as compensation for his Board of Director duties during 2014. During 2013, Mr. Kesner was paid $150,000 as compensation for his CEO duties and $28,300 as compensation for his Board of Director duties. Other Compensation includes $250,000 consulting fee paid to Paradox Capital Partners in 2013, a firm of which Mr. Kesner is manager and member, for services rendered in the merger of North South. Mr. Kesner’s compensation does not include legal fees paid to a law firm with which Mr. Kesner is associated, in the amount of $449,935 and $730,938 as of December 31, 2014 and 2013, respectively. On January 28, 2014, Mr. Kesner received 675,000 stock options with a term of five years and an exercise price of $5.83, vesting in two equal annual installments with 50% vesting immediately on the date of issuance and the remaining 50% on the one-year anniversary of the date of issuance. On April 3, 2014, Mr. Kesner received 200,000 stock options with a term of five years, valued on the date of grant and vesting immediately. Mr. Kesner resigned his positions as Director on May 28, 2014. Pursuant to his resignation, the Board approved the accelerated vesting of 837,500 previously granted stock options to vest on the date of Mr. Kesner’s resignation. All stock options to Mr. Kesner were granted in accordance with ASC Topic 718.
(5)	Mr. Lodder resigned as our President in February 2013. We paid Mr. Lodder severance of $233,398 as required by the terms of his prior employment agreement.
(6)	Mr. Cohen was appointed our Chief Financial Officer on January 6, 2014. In consideration for Mr. Cohen’s services, we agreed to pay Chord Advisors LLC (“Chord”), of which Mr. Cohen is chairman, a monthly fee of $20,000 ($5,000 of which was payable in shares of our Common Stock). In April 2014, we modified this agreement to pay Chord a monthly fee of $20,000 in cash, and no fees were paid to Chord in the form of our Common Stock.
(7)	Mr. Clayton resigned as Chief Financial Officer, Treasurer and Corporate Secretary in March 2013. We paid Mr. Clayton a severance of $212,180 as required by the terms of his prior employment agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding outstanding equity awards at December 31, 2014 for our named executive officers. Our Form 10-K/A, which includes the Part III information of Form 10-K, is incorporated herein by reference. The data therein is supplemented, in relevant part, by the tables set forth below.

	Option Awards
	Number of Securities Underlying Unexercised Options				Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Name	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date
Anthony Hayes	687,500	62,500	7.08	4/1/2023	—	—
	250,000	250,000	2.86	4/3/2019	—	—
	100,000	—	1.79	7/15/2019	—	—

Frank Reiner	50,000	50,000	4.67	3/15/2024
	50,000	—	1.94	6/19/2024
					2,500	4.67

Employment and Change of Control Agreements

Anthony Hayes

Pursuant to Mr. Hayes’ Employment Agreement with the Company, dated as of September 10, 2013, Mr. Hayes shall serve as the Chief Executive Officer of the Company for a period of two years, subject to renewal. In consideration for his employment, the Company paid Mr. Hayes a signing bonus of $100,000, and is currently paying him a base salary of $350,000 per annum. In addition, Mr. Hayes is entitled to receive an annual bonus in an amount equal to up to 100% of his base salary if the Company meets or exceeds certain criteria adopted by the Company’s compensation committee.  In the event Mr. Hayes’ employment is terminated, other than for “Cause” (as defined in his Employment Agreement) or by Mr. Hayes without “Good Reason” (as defined in his Employment Agreement), Mr. Hayes will be entitled to receive severance benefits equal to twelve months of his base salary, continued coverage under the Company’s benefit plans for a period of twelve months and payment of his pro-rated earned annual bonus.

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Frank Reiner

Pursuant to Mr. Reiner’s Employment Agreement with the Company, dated as of March 14, 2014 (the “Agreement”), the term of Mr. Reiner’s employment is one year and automatically extends for additional one-year terms unless no less than 60 days’ prior written notice of non-renewal is given by Mr. Reiner or the Company. Mr. Reiner’s base salary under the Agreement was $235,000 per year, but in connection with being named Interim Chief Financial Officer, the Board authorized an amendment to the Agreement to increase Mr. Reiner’s base salary to $271,000. Mr. Reiner is also entitled to receive an annual bonus if the Compensation Committee of the Board determines that performance targets have been met. The amount of the annual bonus is determined based on the Company’s gross proceeds from certain monetizations of the Company’s intellectual property. Mr. Reiner is also eligible to participate in all employee benefits plans from time to time in effect for the Company’s other senior executive officers.

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CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Since January 1, 2014, there has not been, nor is there currently proposed, any transaction or series of related transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which the other parties included or will include any of our directors, executive officers, holders of 5% or more of our voting securities, or any member of the immediate family of any of the foregoing persons, other than compensation arrangements with directors and executive officers, which are described in the “Management,” and “Executive Compensation” sections of our Form 10-K/A and the transactions described below.

On September 10, 2013, the Company entered into an employment agreement with Mr. Anthony Hayes pursuant to which Mr. Hayes serves as the Chief Executive Officer of the Company for a period of two years, subject to renewal.  In consideration for his employment, the Company agreed to pay Mr. Hayes a signing bonus of $100,000 and a base salary of $350,000 per annum.  Mr. Hayes will be entitled to receive an annual bonus in an amount equal to up to 100% of his base salary if the Company meets or exceeds certain criteria adopted by the Company’s compensation committee.   In the event Mr. Hayes’ employment is terminated, other than for “Cause,” or by Mr. Hayes without “Good Reason,” as both terms are defined in Mr. Hayes’ employment agreement, Mr. Hayes will be entitled to receive severance benefits equal to twelve months of his base salary, continued coverage under the Company’s benefit plans for a period of twelve months and payment of his pro-rated earned annual bonus.

As it relates to Mr. Hayes 2013 annual bonus, the Company paid Mr. Hayes $100,000 during the year ended December 31, 2013. In April of 2014, compensation Committee of the Board of Directors approved to pay Mr. Hayes the remaining amount of his 2013 bonus due of $250,000. The bonus was paid as of June 30, 2014.

As it relates to Mr. Hayes 2014 annual bonus, during the year ended December 31, 2014, the Compensation Committee of the Board of Directors approved a bonus payout of $175,000 for services provided in 2014.  The Company has included such bonus in accrued expenses on the consolidated balance sheet as of December 31, 2014.

In February 2015, the members of the Compensation Committee revised the annual bonus structure to be paid to Mr. Hayes and established an incentive target bonus per the Employment Agreement. The amount of such target bonus shall be (i) $350,000 in cash, which shall be payable in a single lump-sum payment promptly following the consummation of a qualifying strategic transaction, and (ii) a discretionary bonus to be determined by the Compensation Committee, in its sole discretion, prior to the earlier of a proxy solicitation in 2015 in relation to a qualifying strategic transaction or the consummation thereof.

On January 6, 2014, the Company’s board of directors appointed Richard Cohen as its Chief Financial Officer, and Michael Pollack resigned as the interim Chief Financial Officer of the Company, effective January 3, 2014. Mr. Cohen served as the Company’s Chief Financial Officer pursuant to an agreement with Chord Advisors LLC (“Chord”), of which Mr. Cohen is Chairman. In consideration for Mr. Cohen’s services, the Company agreed to pay Chord a monthly fee of $20,000, $5,000 of which was initially payable in shares of the Company’s common stock. In April 2014, the Company modified this agreement to pay Chord a monthly fee of $20,000 in cash. The previous $15,000 payable in shares was forgiven by Chord.

On June 30, 2015, the Board of Directors accepted the resignation of Richard Cohen as Chief Financial Officer of the Company, effective immediately. In connection therewith, the Company amended and restated its consulting agreement with Chord, such that it will continue to provide the Company with certain financial accounting and advisory services, with the monthly fee to Chord reduced from $20,000 to $10,000 per month since its affiliate will no longer serve as the Company’s Chief Financial Officer.

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In connection with the resignation of Mr. Cohen, on June 30, 2015, the Board appointed Frank Reiner, the Interim Chief Financial Officer of the Company, effective immediately. Pursuant to Mr. Reiner’s Employment Agreement with the Company, dated as of March 14, 2014, as amended, the term of Mr. Reiner’s employment is one year and automatically extends for additional one-year terms unless no less than 60 days’ prior written notice of non-renewal is given by Mr. Reiner or the Company. Mr. Reiner’s base salary under the agreement was $235,000 per year, but in connection with being named Interim Chief Financial Officer, the Board authorized an amendment to the agreement to increase Mr. Reiner’s base salary to $271,000. Mr. Reiner is also entitled to receive an annual bonus if the Compensation Committee of the Board determines that performance targets have been met. The amount of the annual bonus is determined based on the Company’s gross proceeds from certain monetization of the Company’s intellectual property. Mr. Reiner is also eligible to participate in all employee benefits plans from time to time in effect for the Company’s other senior executive officers.

On August 10, 2015, the Company entered into a consulting agreement with Mr. Goldberg (d/b/a Forward Vision Associates, of which Mr. Goldberg is the sole proprietor and owner), on an independent contractor basis, pursuant to which Mr. Goldberg will, among other services, provide advisory services to the Company in areas including licensing, litigation and business strategies. The Company will pay Mr. Goldberg an agreed upon quarterly retainer amount of $20,400 (calculated on an hourly basis) and, if applicable, upon exhaustion of each quarterly retainer, at an hourly rate to be paid in equity (for the first 50 hours above the quarterly retainer), and subsequently (if applicable) at an hourly rate thereafter in cash. The Company will reimburse Mr. Goldberg for actual out-of-pocket expenses. Mr. Goldberg’s consulting agreement has an initial term of one year, unless Mr. Goldberg has completed the desired services by an earlier date or unless the agreement is earlier terminated pursuant to its terms. The agreement may be extended by written agreement of both the Company and Mr. Goldberg. The agreement was approved by all of the independent directors of the Company. Mr. Goldberg is also a director of the Company.

Indemnification Agreements

We have entered into indemnification agreements with all of our executive officers and directors. These agreements provide that, subject to limited exceptions and among other things, we will indemnify each of our executive officers and directors to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which a right to indemnification is available.

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SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of September 30, 2015 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all directors and executive officers as a group.

Our Form 10-K/A, which includes the Part III information of Form 10-K, is incorporated herein by reference. The data therein is supplemented, in relevant part, by the tables set forth below.

The number of shares beneficially owned by each entity, person, director, executive officer or selling stockholder is determined in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual or entity has sole or shared voting power or investment power as well as any shares that the individual or entity has the right to acquire within 60 days of April 1, 2015 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person or entity.

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The percentage of shares beneficially owned is computed on the basis of 34,402,763 shares of our common stock outstanding as of September 30, 2015. Shares of our common stock that a person or entity has the right to acquire within 60 days of September 30, 2015 are deemed outstanding for purposes of computing the percentage ownership of the person or entity holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person or entity, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Spherix Incorporated, at 6430 Rockledge Drive, Suite 503, Bethesda, MD 20877.

	Shares Beneficially Owned Prior to the Offering
Name and Address of Beneficial Owner	Number(1)	Percent of Class(2)
Directors, Officers and Named Executive Officers:
Robert J. Vander Zanden(3)	426,258	1.22%
Anthony Hayes(4)	1,123,081	3.16%
Douglas T. Brown(5)	426,260	1.22%
Jeffrey Ballabon(6)	150,000	0.43%
Tim S. Ledwick(7)	75,000	0.22%
Howard E. Goldberg(8)	75,000	0.22%
Frank Reiner(9)	161,000	0.47%
All current directors and executive officers as a group (seven persons)	2,399,099	6.52%

(1)	Represents shares of common stock and shares of restricted stock held as of September 30, 2015 plus shares of common stock that may be acquired upon exercise of options, warrants and other rights exercisable within 60 days of September 30, 2015.
(2)	Based on 34,402,763 shares of our Common Stock outstanding as of September 30, 2015 and takes into account the beneficial ownership limitations governing the Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series F Preferred Stock, Series H Preferred Stock and Series I Preferred Stock. Beneficial ownership limitations on our Series H Preferred Stock and Series I Preferred Stock prevents the conversion or voting of the stock if the number of shares of Common Stock to be issued pursuant to such conversion or to be voted would exceed, when aggregated with all other shares of Common Stock or other voting stock owned by the same holder at the time, the number of shares of Common Stock which would result in such holder beneficially owning more than 4.99% of all of the Common Stock outstanding at such time.
(3)	Includes 143 shares of Common Stock and 426,115 options for purchase of Common Stock exercisable within 60 days of September 30, 2015.
(4)	Includes 23,081 shares of Common Stock and 1,100,000 options for purchase of Common Stock exercisable within 60 days of September 30, 2015.
(5)	Includes 144 shares of Common Stock and 426,116 options for purchase of Common Stock exercisable within 60 days of September 30, 2015.
(6)	Consists of 150,000 options for purchase of Common Stock exercisable within 60 days of September 30, 2015.
(7)	Consists of 75,000 options for purchase of Common Stock exercisable within 60 days of September 30, 2015.
(8)	Consists of 75,000 options for purchase of Common Stock exercisable within 60 days of September 30, 2015.
(9)	Includes 11,000 shares of Common Stock and 150,000 options for purchase of Common Stock exercisable within 60 days of September 30, 2015.

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DESCRIPTION OF CAPITAL STOCK

General

The following description of common stock and preferred stock, summarizes the material terms and provisions of the common stock and preferred stock and is not complete. For the complete terms of our common stock and preferred stock, please refer to our Amended and Restated Certificate of Incorporation, which may be further amended from time to time, any certificates of designation for our preferred stock, and our amended and restated bylaws, as amended from time to time. The Delaware General Corporation Law (“DCGL”) may also affect the terms of these securities.

On April 24, 2014, we filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which was previously approved by our stockholders at our annual meeting held on February 6, 2014.

The Amended and Restated Certificate of Incorporation, among other things, increased our authorized number of shares of common stock and preferred stock to 200,000,000 shares from 50,000,000 shares and to 50,000,000 shares from 5,000,000 shares, respectively. The Amended and Restated Certificate of Incorporation also requires us to indemnify our directors, officer and agents and advance expenses to such persons to the fullest extent permitted by Delaware law.

Additionally, on April 23, 2014, we filed a Certificate of Elimination with the Secretary of State of the State of Delaware eliminating our Series B Convertible Preferred Stock, Series E Convertible Preferred Stock and Series F Convertible Preferred Stock and returning them to authorized but undesignated shares of our preferred stock. None of the foregoing series of preferred stock were outstanding. On November 26, 2013, we issued an aggregate of 304,250 shares of Series F-1 Convertible Preferred Stock in exchange for 304,250 shares of Series F Preferred Stock, which shares were convertible into 304,250 shares of common stock. All shares of Series F-1 Convertible Preferred Stock have been converted into common stock, and no shares of Series F-1 Convertible Preferred Stock remain outstanding. On June 2, 2014, we issued 10,000,000 shares of Series J Convertible Preferred Stock, which shares were convertible into a total of 10,000,000 shares of common stock. All shares of Series J Convertible Preferred Stock have been converted into common stock, and no shares of Series J Convertible Preferred Stock remain outstanding.

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.0001 par value, and 50,000,000 shares of preferred stock, $0.0001 par value. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

Subject to the rights of the preferred stock, holders of common stock are entitled to receive such dividends as are declared by our board of directors out of funds legally available for the payment of dividends. We presently intend to retain any earnings to fund the development of our business. Accordingly, we do not anticipate paying any dividends on our common stock for the foreseeable future. Any future determination as to declaration and payment of dividends will be made at the discretion of our board of directors.

In the event of the liquidation, dissolution, or winding up of the Company, each outstanding share of our common stock will be entitled to share equally in any of our assets remaining after payment of or provision for our debts and other liabilities.

Holders of common stock are entitled to one vote per share on matters to be voted upon by stockholders. There is no cumulative voting for the election of directors, which means that the holders of shares entitled to exercise more than fifty percent (50%) of the voting rights in the election of directors are able to elect all of the directors.

Holders of common stock have no preemptive rights to subscribe for or to purchase any additional shares of common stock or other obligations convertible into shares of common stock which we may issue after the date of this prospectus.

All of the outstanding shares of common stock are fully paid and non-assessable. Holders of our common stock are not liable for further calls or assessments.

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The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Our common stock is currently traded on The NASDAQ Capital Market under the symbol “SPEX.”  If we fail to meet any of the continued listing standards of The NASDAQ Capital Market, our common stock could be delisted from The NASDAQ Capital Market.  These continued listing standards include specifically enumerated criteria, such as:

•	a $1.00 minimum closing bid price;
•	stockholders’ equity of $2.5 million;
•	500,000 shares of publicly-held common stock with a market value of at least $1 million;
•	300 round-lot stockholders; and
•	compliance with NASDAQ’s corporate governance requirements, as well as additional or more stringent criteria that may be applied in the exercise of NASDAQ’s discretionary authority.

On March 24, 2015, we received a deficiency notice from NASDAQ that the bid price of our common stock no longer met NASDAQ’s continued listing requirements.  According to the notice, in order to regain compliance with the NASDAQ listing rules, our common stock would need to have a closing bid price of at least $1.00 per share for at least 10 consecutive trading days no later than September 21, 2015. On September 22, 2015, we received a letter from NASDAQ granting us an additional 180 days, or until March 21, 2016, to regain compliance. It is unknown at this time if we will be able to regain compliance with the minimum bid price requirement within the additional time allowed in order to continue our common stock listing on the Nasdaq Capital Market. Continued listing during this period is also contingent on our continued compliance with all listing requirements other than for the minimum bid price. While we hope to regain compliance in the ordinary course of business, we may consider a reverse stock split, if necessary to continue our listing, and have committed to NASDAQ to do so if necessary. However, even if we do effect such a reverse stock split, our stockholders may bring actions against us in connection with that reverse stock split that could divert management resources, cause us to incur significant expenses or cause our common stock to be further diluted.

If we fail to comply with NASDAQ’s continued listing standards, we may be delisted and our common stock will trade, if at all, only on the over-the-counter market, such as the OTC Bulletin Board or OTCQX market, and then only if one or more registered broker-dealer market makers comply with quotation requirements.  In addition, delisting of our common stock could depress our stock price, substantially limit liquidity of our common stock and materially adversely affect our ability to raise capital on terms acceptable to us, or at all.

Finally, delisting of our common stock would likely result in our common stock becoming a “penny stock” under the Securities Exchange Act.  The principal result or effect of being designated a “penny stock” is that securities broker-dealers cannot recommend the shares but must trade it on an unsolicited basis. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for shares that become subject to those penny stock rules.

Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes 50,000,000 shares of preferred stock. Our board of directors is authorized, without further stockholder action, to establish various series of such preferred stock from time to time and to determine the rights, preferences and privileges of any unissued series including, among other matters, any dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, the number of shares constituting any such series, and the description thereof and to issue any such shares. Although there is no current intent to do so, our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock.

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One of the effects of the preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of the management.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the certificate of designation that describes the terms of the series of preferred stock we are offering. This description will include the terms of such preferred stock, including but not limited to, any or all of the following, as required:

•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	any contractual limitations on our ability to declare, set aside or pay any dividends;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights, if any, of the preferred stock;
•	preemptive rights, if any;
•	restrictions on transfer, sale or other assignment, if any;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving certain fundamental changes in the rights of holders of that series of preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

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Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Series A Preferred Stock

Our board of directors has designated 500,000 shares of our preferred stock as Series A Participating Preferred Stock (“Series A Preferred Stock”).

On January 1, 2013, we adopted a stockholder rights plan in which rights to purchase shares of Series A Preferred Stock were distributed as a dividend at the rate of one right for each share of common stock. The rights are designed to guard against partial tender offers and other abusive and coercive tactics that might be used in an attempt to gain control of Spherix or to deprive our stockholders of their interest in the long-term value of Spherix. These rights seek to achieve these goals by forcing a potential acquirer to negotiate with our board of directors (or go to court to try to force the Board of Directors to redeem the rights), because only the Board of Directors can redeem the rights and allow the potential acquirer to acquire our shares without suffering very significant dilution. However, these rights also could deter or prevent transactions that stockholders deem to be in their interests, and could reduce the price that investors or an acquirer might be willing to pay in the future for shares of our common stock.

Each right entitles the registered holder to purchase one one-hundredth of a share (a “Unit”) of our Series A Preferred Stock. Each Unit of Series A Preferred Stock will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock. In the event of liquidation, the holders of the Units of Series A Preferred Stock will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each Unit of Series A Preferred Stock will have 100 votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each Unit of Series A Preferred Stock will be entitled to receive 100 times the amount received per share of common stock. These rights are protected by customary anti-dilution provisions.

The rights will be exercisable only if a person or group acquires ten percent (10%) or more of our common stock (subject to certain exceptions stated in the plan) or announces a tender offer the consummation of which would result in ownership by a person or group of ten percent (10%) or more of our common stock. Our board of directors may redeem the rights at a price of $0.001 per right. The rights will expire at the close of business on December 31, 2017 unless the expiration date is extended or unless the rights are earlier redeemed or exchanged by the Company.

Series C Convertible Preferred Stock

On March 6, 2013, the Company and certain investors that participated in the November 2012 private placement transaction entered into separate Warrant Exchange Agreements pursuant to which those investors exchanged common stock purchase warrants acquired in the private placement transaction for shares of our Series C Convertible Preferred Stock. Each share of Series C Convertible Preferred Stock is convertible into one (1) share of common stock at the option of the holder. The Series C Convertible Preferred Stock was established on March 5, 2013 by the filing in the State of Delaware of a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock.

The exchanged Warrants were issued in November 2012 for an aggregate of 483,657 shares of common stock. The warrants were exercisable through November 7, 2017 at an exercise price of $6.53 per share.

Pursuant to the Warrant Exchange Agreements, the investors received in exchange for their warrants an aggregate of 229,337 shares of the Series C Convertible Preferred Stock, each of which is convertible into one (1) share of common stock. This is the same number of shares of common stock that would have been issued upon a “cashless exercise” of the exchanged warrants, as permitted by the terms of the warrants, based on the one-day volume weighted average price of our common stock on February 28, 2013 of $12.6439 as reported by Bloomberg. We have agreed to register the shares of common stock issuable upon conversion of the Series C Convertible Preferred Stock on the same basis as the shares of common stock issued in the November 2012 private placement transaction.

As of September 30, 2015, one share of Series C Convertible Preferred Stock was issued and outstanding.

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Series D Convertible Preferred Stock

On April 2, 2013, we entered into the Merger Agreement with Nuta Technology Corp., North South Holdings, Inc. and the shareholders of North South Holdings, Inc., as amended on August 30, 2013. On September 10, 2013, we consummated the Merger. At the closing of the Merger, an aggregate of 491 issued and outstanding shares of North South’s common stock were converted into the right to receive an aggregate of 1,203,153 shares of common stock and 500 shares of North South’s Series A Preferred Stock and 107 shares of North South’s Series B Preferred Stock issued and outstanding were converted into the right to receive an aggregate of 1,379,685 shares of our newly designated Series D Convertible Preferred Stock.

Each share of Series D Preferred Stock has a stated value of $0.0001 per share and is convertible into ten (10) shares of common stock. Upon the liquidation, dissolution or winding up of our business, each holder of Series D Preferred Stock shall be entitled to receive, for each share of Series D Preferred Stock held, a preferential amount in cash equal to the greater of (i) the Stated Value or (ii) the amount the holder would receive as a holder of the Company’s common stock on an “as converted” basis. Each holder of Series D Preferred Stock shall be entitled to vote on all matters submitted to our stockholders and shall be entitled to such number of votes equal to the number of shares of common stock such shares of Series D Preferred are convertible into at such time, taking into account the beneficial ownership limitations set forth in the governing Certificate of Designation and the Conversion Limit limitations described below. At no time may shares of Series D Preferred Stock be converted if such conversion would cause the holder to hold in excess of 4.99% of our issued and outstanding common stock, subject to an increase in such limitation up to 9.99% of the issued and outstanding common stock on 61 days’ written notice to us. The conversion ratio of the Series D Preferred Stock is subject to adjustment in the event of stock dividends, splits and fundamental transactions.

Additionally, subject to the beneficial ownership limitations described above, holders of Series D Preferred Stock may not convert such shares in excess of the “Conversion Limit”. The “Conversion Limit” is defined as that number of shares of common stock as shall equal 15% (the “Volume Percentage”) of the greater of (i) the trading volume of our common stock on such conversion date or (ii) the average trading volume of our common stock for ten trading days immediately prior to such conversion date. If our common stock trades at a price of at least $12.00 per share on the conversion date, then the Volume Percentage for purposes of the foregoing calculation shall equal 20%. Notwithstanding the foregoing, holders of the Series D Preferred Stock may convert such shares without regard to the aforementioned conversion limit if our common stock trades at a minimum price of $15.00 per share on the conversion date.

As of September 30, 2015, 4,725 shares of Series D Preferred Stock were issued and outstanding.

Series D-1 Convertible Preferred Stock

Our Series D-1 Convertible Preferred Stock (“Series D-1 Preferred Stock”) was established on November 22, 2013. Each share of Series D-1 Preferred Stock has a stated value of $0.0001 per share and is convertible into ten (10) shares of common stock. Upon the liquidation, dissolution or winding up of our business, each holder of Series D-1 Preferred Stock shall be entitled to receive, for each share of Series D-1 Preferred Stock held, a preferential amount in cash equal to the greater of (i) the stated value or (ii) the amount the holder would receive as a holder of the Company’s common stock on an “as converted” basis. Each holder of Series D-1 Preferred Stock shall be entitled to vote on all matters submitted to our stockholders and shall be entitled to such number of votes equal to the number of shares of common stock such shares of Series D-1 Preferred are convertible into at such time, taking into account the beneficial ownership limitations set forth in the governing Certificate of Designation. At no time may shares of Series D-1 Preferred Stock be converted if such conversion would cause the holder to hold in excess of 9.99% of our issued and outstanding common stock. The conversion ratio of the Series D Preferred Stock is subject to adjustment in the event of stock dividends, splits and fundamental transactions. The Company commenced an exchange with holders of Series D Convertible Preferred Stock pursuant to which the holders of our outstanding shares of Series D Preferred Stock acquired in the Merger could exchange such shares for shares of our Series D-1 Preferred Stock on a one-for-one basis.

As of September 30, 2015, 834 shares of Series D-1 Preferred Stock were issued and outstanding.

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Series H Preferred Stock

On December 31, 2013, we designated 459,043 shares of preferred stock as Series H Preferred Stock. On December 31, 2013, we issued approximately $38.3 million of Series H Preferred Stock (or 459,043 shares) to Rockstar. Each share of Series H Preferred Stock is convertible into ten (10) shares of common stock and has a stated value of $83.50. The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. We are prohibited from effecting the conversion of the Series H Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99% (which may be increased to 9.99% and subsequently to 19.99%, each upon 61 days’ written notice), in the aggregate, of our issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series H Preferred Stock. Holders of the Series H Preferred Stock shall be entitled to vote on all matters submitted to our stockholders and shall be entitled to the number of votes equal to the number of shares of common stock into which the shares of Series H Preferred Stock are convertible, subject to applicable beneficial ownership limitations. The Series H Preferred Stock provides a liquidation preference of $83.50 per share.

The shares of Series H Preferred Stock are not immediately convertible and do not possess any voting rights until such time as we have obtained stockholder approval of the issuance, pursuant to NASDAQ Listing Rule 5635. On April 16, 2014, we obtained the required shareholder approval pursuant to NASDAQ Listing Rule 5635 and, as a result, all outstanding shares of Series H Preferred Stock are convertible and possess voting rights in accordance with its terms.

As of September 30, 2015, 439,043 shares of Series H Preferred Stock were issued and outstanding. On November 23, 2015, RPX and the Company entered into a License Agreement which will result in the cancellation of 13% (or 57,076 shares) of Series H Preferred Stock. See our Form 8-K filed on November 30, 2015 for a description of the License Agreement, which is incorporated by reference herein.

Series I Preferred Stock

On December 31, 2013, we designated 119,760 shares of preferred stock as Series I Preferred Stock. On December 31, 2013, we issued approximately $20 million (or 119,760 shares) of Series I Preferred Stock to Rockstar. Each share of Series I Preferred Stock is convertible into 20 shares of our common stock and has a stated value of $167. The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The holder is prohibited from converting  the Series I Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99% (which may be increased to 9.99% and subsequently to 19.99%, each upon 61 days’ written notice), in the aggregate, of our issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series I Preferred Stock. Holders of the Series I Preferred Stock shall be entitled to vote on all matters submitted to our stockholders and shall be entitled to the number of votes equal to the number of shares of common stock into which the shares of Series I Preferred Stock are convertible, subject to applicable beneficial ownership limitations. The Series I Preferred stock provides for a liquidation preference of $167 per share.

The Series I Preferred Stock has a mandatory redemption date of December 31, 2015 as to 100% of the Series I Preferred Stock then outstanding and partial mandatory redemptions prior thereto, requiring a minimum of 25% of the total number of shares of Series I Preferred Stock issued to be redeemed (less the amount of any conversions occurring prior thereto) on or prior to each of June 30, 2014, December 31, 2014, June 30, 2015 and December 31, 2015 (each, a “Partial Redemption Date” and each payment, a “Redemption Payment”). On each Partial Redemption Date, we are required to pay Rockstar a Redemption Payment equal to the lesser of (i) such number of shares of Series I Preferred Stock as have a stated value of $5,000,000; or (ii) such number of shares of Series I Preferred Stock as shall, together with all voluntary and mandatory redemptions and conversions to common stock occurring prior to the applicable Partial Redemption Date, have a stated value of $5,000,000; or (iii) the remaining shares of Series I Preferred Stock issued and outstanding if such shares have a stated value of less than $5,000,000, in an amount of cash equal to its stated value plus all accrued but unpaid dividends, distributions and interest thereon, unless Rockstar, in its sole discretion, elects to waive such Redemption Payment or convert such shares (or a portion thereof) into common stock. No interest or dividends are payable on the Series I Preferred Stock unless we fail to make the first $5,000,000 Partial Redemption Payment due June 30, 2014, then interest shall accrue on the outstanding stated value of all outstanding shares of Series I Preferred Stock at a rate of fifteen (15%) per annum from January 1, 2014. Our obligations to pay the Redemption Payments and any interest payments in connection therewith are secured pursuant to the terms of a Security Agreement under which the Rockstar Patents serve as collateral security. No action can be taken under the Security Agreement unless we have failed to make a second redemption payment of $5,000,000 due December 31, 2014. The Security Agreement contains additional usual and customary “Events of Default” (as such term is defined in the Intellectual Property Security Agreement) under which Rockstar can take action, including a sale to a third party or reduction of secured amounts via transfer of the Rockstar Patents to Rockstar.

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Additionally, in the event we consummate a Fundamental Transaction (as defined in the Certificate of Designation of Preferences, Rights and Limitations of Series I Convertible Preferred Stock), we are required to redeem such portion of the outstanding shares of Series I Preferred Stock as shall equal (i) 50% of the net proceeds of the Fundamental Transaction after deduction of the amount of net proceeds required to leave us with cash and cash equivalents on hand of $5,000,000 and up until the net proceeds leave us with cash and cash equivalents on hand of $7,500,000 and (ii) 100% of the net proceeds of the Fundamental Transaction thereafter.

The shares of Series I Preferred Stock are not immediately convertible and do not possess any voting rights until such time as we have obtained stockholder approval of the issuance, pursuant to NASDAQ Listing Rule 5635. On April 16, 2014, we obtained the required shareholder approval pursuant to NASDAQ Listing Rule 5635 and, as a result, all outstanding shares of Series I Convertible Preferred Stock are convertible and possess voting rights in accordance with its terms.

In June 2014, we redeemed 84,219 shares of Series I Preferred Stock. In accordance with this redemption, we paid Rockstar $14.1 million. This payment fully satisfied the Redemption Payments due on June 30, 2014 and December 31, 2014 and satisfied approximately $4.1 million of the $5.0 million Redemption Payment due on June 30, 2015. On June 30, 2015, we paid Rockstar (thru RPX) the balance of $935,297.09, which constituted the full balance of the $5.0 million payment due June 30, 2015.

As of September 30, 2015, 29,940 shares of Series I Preferred Stock were issued and outstanding. On November 23, 2015, RPX and the Company entered into a License Agreement which will result in the cancellation of all the remaining shares of Series I Preferred Stock and the obligations and restrictions thereunder. See our Form 8-K filed on November 30, 2015 for a description of the License Agreement, which is incorporated by reference herein.

Series K Preferred Stock

The following summary of certain terms and provisions of our Series K Convertible Preferred Stock, or Series K Preferred, offered in this offering is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in our certificate of designation of preferences, rights and limitations of Series K Preferred.

Our board of directors has designated           of the 50,000,000 authorized shares of preferred stock as Series K Preferred Stock.

Rank. The Series K Convertible Preferred Stock will rank on parity to our common stock.

Conversion. Each share of the Series K Preferred is convertible into shares of our common stock (subject to adjustment as provided in the related certificate of designation of preferences, rights and limitations) at any time at the option of the holder at a conversion price equal to the stated value of the Series K Preferred. Holders of Series K Preferred will be prohibited from converting Series K Preferred into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. Ownership of the Class B Units alone will not increase the purchaser’s beneficial ownership percentage of common stock unless and until a portion or all of such Series K Preferred has been converted.  In addition, holders of Series K Preferred will be prohibited from converting Series K Preferred into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates and certain related parties, would own more than 4.99% of the total number of shares of our outstanding common stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us. Exceeding 4.99% ownership in shares of our outstanding common stock will trigger certain SEC filing requirements by such holder, including the submission of a Schedule 13G or Schedule 13D, as applicable, and Forms 3 and 4 on an annual and periodic basis, respectively, while such ownership percentage remains above 4.99%.

Liquidation Preference. In the event of our liquidation, dissolution or winding-up, holders of Series K Preferred will receive the same amount that a holder of common stock would receive if the Series K Preferred were fully converted into shares of our common stock at the conversion price (disregarding for such purposes any conversion limitations) which amounts shall be paid pari passu with all holders of common stock.

Voting Rights. Shares of Series K Preferred will generally have no voting rights, except as required by law and except that the affirmative vote of the holders of a majority of the then outstanding shares of Series K Preferred is required to, (a) alter or change adversely the powers, preferences or rights given to the Series K Preferred, (b) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, or (c) increase the number of authorized shares of Series K Preferred.

Dividends. Shares of Series K Preferred will not be entitled to receive any dividends, unless and until specifically declared by our board of directors. The holders of the Series K Preferred will participate, on an as-if-converted-to-common stock basis, in any dividends to the holders of common stock.

Exchange Listing. We do not plan on making an application to list the Series K Preferred on the NASDAQ Capital Market, any other national securities exchange or other nationally recognized trading system. Our common stock is listed on the NASDAQ Capital Market under the symbol “SPEX”

Restrictive Covenant. We are restricted from selling additional equity securities for the         day period following the closing, subject to certain exceptions.

Warrants

As of September 30, 2015, we had outstanding warrants to purchase 7,804,827 shares of common stock at a weighted-average exercise price of $1.74 per share, which expire on October 13, 2015, January 24, 2016, October 27, 2016, August 7, 2017, March 24, 2019 and March 26, 2019, respectively.

Exchange Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “SPEX.”

Transfer Agent and Registrar

Equity Stock Transfer is the transfer agent and registrar for our common stock.

Limitations on Directors’ Liability

Our certificate of incorporation and bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by Delaware law.

In addition, as permitted by Delaware law, our certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of the director’s fiduciary duty as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of the director’s fiduciary duty as a director, except that a director will be personally liable for:

•	any breach of his or her duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;
•	the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or
•	any transaction from which the director derived an improper personal benefit.

This provision does not affect a director’s liability under the federal securities laws.

To the extent that our directors, officers and controlling persons are indemnified under the provisions contained in our certificate of incorporation or Delaware law against liabilities arising under the Securities Act of 1933, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Provisions of our Certificate of Incorporation and Bylaws, our Shareholder Rights Plan, and Delaware Law that May Have an Anti-Takeover Effect

Certain provisions set forth in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, our Shareholder Rights Plan, and Delaware law could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management.

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Certificate of Incorporation and Bylaws

In particular, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, among other things:

•	authorize our board of directors to issue, without further action by the stockholders, up to 50,000,000 shares of undesignated preferred stock;
•	provide that stockholders must provide advance notice to nominate persons for election to our board of directors or submit proposals for consideration at stockholder meetings;
•	specify that special meetings of our stockholders can be called only by our board of directors or by any officer instructed by the board of directors to a call a special meeting;
•	provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum, or by the sole remaining director; and
•	provide the board of directors with the ability to alter the bylaws without stockholder approval.

Shareholder Rights Plan

On January 1, 2013, we adopted a stockholder rights plan in which rights to purchase shares of Series A Preferred Stock were distributed as a dividend at the rate of one right for each share of common stock. The rights are designed to guard against partial tender offers and other abusive and coercive tactics that might be used in an attempt to gain control of Spherix or to deprive our stockholders of their interest in the long-term value of Spherix. These rights seek to achieve these goals by forcing a potential acquirer to negotiate with our board of directors (or go to court to try to force the Board of Directors to redeem the rights), because only the Board of Directors can redeem the rights and allow the potential acquirer to acquire our shares without suffering very significant dilution. However, these rights also could deter or prevent transactions that stockholders deem to be in their interests, and could reduce the price that investors or an acquirer might be willing to pay in the future for shares of our common stock.

Each right entitles the registered holder to purchase one one-hundredth of a share (a “Unit”) of our Series A Preferred Stock. Each Unit of Series A Preferred Stock will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock. In the event of liquidation, the holders of the Units of Series A Preferred Stock will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each Unit of Series A Preferred Stock will have 100 votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each Unit of Series A Preferred Stock will be entitled to receive 100 times the amount received per share of common stock. These rights are protected by customary anti-dilution provisions.

The rights will be exercisable only if a person or group acquires ten percent (10%) or more of our common stock (subject to certain exceptions stated in the plan) or announces a tender offer the consummation of which would result in ownership by a person or group of ten percent (10%) or more of our common stock. Our board of directors may redeem the rights at a price of $0.001 per right. The rights will expire at the close of business on December 31, 2017 unless the expiration date is extended or unless the rights are earlier redeemed or exchanged by the Company.

Delaware Takeover Statute

Section 203 of the DGCL prohibits a Delaware corporation that is a public company from engaging in any “business combination” (as defined below) with any “interested stockholder” (defined generally as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with such entity or person) for a period of three years following the date that such stockholder became an interested stockholder, unless:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DCGL defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and persons controlling us, we understand that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and may therefore be unenforceable.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to $10,000,000 of Class A Units and Class B Units. Class A Units consist of one share of our common stock, a Series A warrant to purchase           share of our common stock at an exercise price equal to the public offering price of the Class A Units, (“Series A warrant”), and a Series B warrant to purchase           of a share of our common stock at an exercise price equal to          of the public offering price of the Class A Units, (“Series B warrant”). Class B Units consist of one share of our Class K Convertible Preferred Stock, or the Series K Preferred, with a stated value of $0,0001 per share and convertible into shares of our common stock at the public offering price of the Class A Units, together with the equivalent number of Series A warrants and Series B warrants as would have been issued to such purchaser if they had purchased Class A Units based on the public offering price. The shares of common stock, Series A warrant and Series B warrant part of a Class A Unit and the Series B Preferred, Series A warrants and Series B warrants part of a Class B Unit are each immediately separable and will be issued separately in this offering.

Common Stock and Series K Preferred

The material terms of our common stock, our Series K Preferred and our other capital stock are described in the section of this prospectus titled “Description of Capital Stock” beginning on page 43 of this prospectus.

Warrants to Purchase Common Stock

The material terms of the Series A warrants and Series B warrants to be issued are summarized below. This summary does not purport to be complete in all respects. This description is subject to and qualified entirely by the terms of the form of warrant filed as an exhibit to the registration statement of which this prospectus is a part.

The Series A warrants to be issued with each Unit will have an exercise price of $             per share (equal to the public offering price of the Class A Units) and will be exercisable from their date of issuance and at any time up to the date that is six months after their original date of issuance. The Series B warrants to be issued with each Unit will have an exercise price of $             per share (equal to          of the public offering price of the Class A Units) and will be exercisable from their date of issuance and at any time up to the date that is five years after their original date of issuance.

Both the Series A warrants and the Series B warrants may not be exercised by the holder to the extent that the holder, together with its affiliates, would beneficially own, after such exercise more than 9.99% of the shares of common stock then outstanding.

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The warrants are exercisable for cash or, solely in the absence of an effective registration statement or prospectus, by cashless exercise.

The exercise price of the warrants is subject to adjustment in the case of stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to our stockholders.

In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding common shares, then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the warrants.

Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including voting rights, however, the holders of the warrants will have certain rights to participate in distributions or dividends paid on our common stock to the extent set forth in the warrants.

In addition, the warrants provide that if, at any time while such warrants are outstanding, we (1) consolidate or merge with or into another corporation, (2) sell all or substantially all of our assets or (3) are subject to or complete a tender or exchange offer pursuant to which holders of our common stock are permitted to tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (4) effect any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is converted into or exchanged for other securities, cash or property, or (5) engage in one or more transactions with another party that results in that party acquiring more than 50% of our outstanding shares of common stock (each, a “Fundamental Transaction”), then the holder of such warrants shall have the right thereafter to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable to holders of our common stock as part of the Fundamental Transaction. Any successor to us or surviving entity shall assume the obligations under the warrant.

The provisions of the Series A warrants and Series B warrants may be amended as a single class if we obtain the written consent of holders representing not less than a majority of shares of our common stock then exercisable under the Series A warrants and Series B warrants collectively (in which case such amendments shall be binding on all holders of the warrants). However, the number of shares of our common stock exercisable, the exercise price or the exercise period may not be amended without the written consent of the holder of each such warrant.

We do not plan on applying to list the Series K Preferred or any of the warrants on the NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

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PLAN OF DISTRIBUTION

We are offering up to $10,000,000 of Class A Units (consisting of one share of our common stock, a Series A warrant to purchase            share of our common stock at an exercise price equal to the public offering price of the Class A Units, (“Series A warrant”), and a Series B warrant to purchase             of a share of our common stock at an exercise price equal to           of the public offering price of the Class A Units, (“Series B warrant”)). The shares of common stock, Series A warrants and Series B warrants part of a Class A Unit are immediately separable and will be issued separately in this offering. However, there is no minimum offering amount required as a condition to closing and we may sell significantly fewer shares of common stock and warrants in the offering.

In determining the offering price of the units and the exercise price of the warrants, we will consider a number of factors including, but not limited to, the current market price of our common stock, trading prices of our common stock over time, the illiquidity and volatility of our common stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. Once the offering price is determined, the offering price for the units and the exercise price of the warrants will remain fixed for the duration of the offering.

Wainwright has agreed to act as our exclusive placement agent in connection with the offering pursuant to the terms and conditions of an engagement agreement. The Placement Agent is not purchasing or selling any securities offered by this prospectus, and is not required to arrange for the purchaser or sale of any specific number or dollar amount of securities, but will use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. We will enter into securities purchase agreements directly with certain institutional investors which will purchase securities in this offering. We will not enter into securities purchase agreements with all other investors and such investors shall rely solely on this prospectus in connection with the purchase of securities in this offering. The Placement Agent may retain one or more sub-agents or selected dealers in connection with the offering.

We have agreed to pay to the Placement Agent a placement agent fee equal to eight percent (8%) of the aggregate gross proceeds to us from the sale of the securities in the offering (excluding any proceeds from the exercise of the warrants issued in the offering, for which no compensation shall be paid). In addition, we have agreed to (i) reimburse the Placement Agent with a non-accountable expense allowance of up to $50,000.00, subject to compliance with FINRA Rule 5110(f)(2)(D)(i) and (ii) pay the Placement Agent a management fee equal to 1% of the aggregate gross proceeds of this offering. We estimate total expenses of this offering, excluding the placement agent fees, will be approximately $            . The following table shows the per share and total fees we will pay to the Placement Agent assuming the sale of all of the shares offered pursuant to this prospectus.

Per Class A Unit	$
Per Class B Unit	$
Total	$

Because there is no minimum offering amount required as a condition to closing, the actual total proceeds received by us and total offering commissions and warrants issuable to the Placement Agent, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

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In addition, subject to the consummation of an offering, within the six-month period following the effectiveness date of commencement of sales of this offering, we have granted a right of first refusal to the Placement Agent pursuant to which it has the right to act as the lead underwriter or lead placement agent, if the Company or its subsidiaries decides to raise funds by means of a public offering or a private placement of equity or equity derivative securities using an underwriter or placement agent. Also, in the event the Placement Agent’s engagement has been terminated and no offering has been consummated, the Placement Agent shall be entitled to a tail fee for a period of six months with respect to a private placement or public offering, but solely with respect to investors who were directly introduced by the Placement Agent to the Company.

The engagement agreement provides that we will indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act of 1933, as amended. The Placement Agent is deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the Securities Act and the Securities Exchange Act of 1934, as amended (“Exchange Act”), including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Company Lock-up Agreement

We have agreed in the securities purchase agreement to a lock-up period of          days immediately following the date of this prospectus for the issuance and sale of securities, although we will be permitted to issue stock options to directors, officers, employees and consultants under our existing plans, and for strategic transactions and certain other exempt issuances under the Securities Purchase Agreement. The placement agent may, in its sole discretion and without notice, waive the terms of this Company lock-up agreement.

LEGAL MATTERS

Nixon Peabody LLP, New York, New York will pass upon the validity of the shares of the securities offered hereby. Certain legal matters in connection with this offering will be passed upon for Wainwright by Ellenoff Grossman & Schole LLP.

EXPERTS

The consolidated financial statements of Spherix Incorporated and Subsidiaries as of December 31, 2014 and 2013 and for the years then ended incorporated by reference in this Prospectus have been so incorporated in reliance on the report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, of Marcum, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public at the SEC’s Internet web site at http://www.sec.gov.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not include all of the information contained in the registration statement and the included exhibits, financial statements and schedules. You are referred to the registration statement, the included exhibits, financial statements and schedules for further information. This prospectus is qualified in its entirety by such other information.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.spherix.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement of which this prospectus is a part for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus.

We incorporate by reference the following documents listed below (excluding any document or portion thereof to the extent such disclosure is furnished and not filed):

•	Our Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2014, filed with the SEC on April 30, 2015;

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 30, 2015;

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2015, June 30, 2015 and March 31, 2015, filed with the SEC on November 5, 2015, August 14, 2015 and May 8, 2015, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on February 3, 2015, March 4, 2015, March 20, 2015, March 27, 2015, July 2, 2015, July 2, 2015, July 13, 2015, July 15, 2015, July 17, 2015, August 19, 2015, October 19, 2015 and November 30, 2015, respectively.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents incorporated by reference, free of cost to the requester, upon written or oral request to us at the following address or phone number:

Spherix Incorporated

6430 Rockledge Drive #503

Bethesda, Maryland 20817

Attention: Anthony Hayes, Chief Executive Officer

Telephone: (646) 532-2964

Copies of the above reports may also be accessed from our web site at http://www.spherix.com.

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Spherix Incorporated

Up to $10,000,000 of

Class A Units consisting of Common Stock and Warrants and

Class B Units consisting of Series K Convertible Preferred Stock and Warrants

(         shares of Common Stock underlying the Series K Convertible Preferred Stock and Warrants)

PROSPECTUS

Rodman & Renshaw

a unit of H.C. Wainwright & Co.

, 2015

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PART II

Information Not Required in Prospectus

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses, other than placement agent fees and expenses, payable in connection with the registration of the common stock hereunder. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Item	Amount to be paid
SEC registration fee	$1,162
FINRA filing fee	2,000
Printing and engraving expenses	25,000
Legal fees and expenses	125,000
Accounting fees and expenses	35,000
Transfer Agent fees and expenses	1,500
Miscellaneous expenses	3,500

Total	$192,000

*	To be provided in amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the DCGL provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DCGL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

II-1

We have entered into indemnification agreements with all of our executive officers and directors. These agreements provide, subject to limited exceptions and among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided however, that no director or officer shall be entitled to indemnification in connection with (i) any “claim” (as such term is defined in the agreement) initiated by him or her against the Company or the Company’s directors or officers unless the Company joins or consent to the initiation of such claim, or (ii) the purchase and sale of securities by him or her in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended. Our indemnification agreements also provide for the advancement of expenses (including attorneys’ fees) incurred by the indemnitee in connection with any action, suit, or proceeding (subject to the terms and conditions set forth therein). The indemnification agreements contain certain exclusions, including proceedings initiated by the indemnitee unless the Company has joined in or consented to the initiation of such claim.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DCGL would permit indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered in the Securities Act.

On June 15, 2015, the Company entered into a consulting agreement with a third party for three months of investor relations services. The Company agreed to pay the consultant a monthly fee of $5,000 for three months commencing on June 15, 2015, and granted 45,000 shares of restricted stock valued at $27,000 in the aggregate. The restricted stock awards vest monthly for each of the three months following the grant date.

On June 10, 2015, the Company entered into a consulting agreement with a third party for three months of investor relations services. The Company has agreed to pay the consultant a monthly fee of $10,000, payable in shares of Common Stock for each month of the term. The Company issued 15,625 and 25,641 shares of Common Stock to this service provider on June 10, 2015 and July 10, 2015, respectively.

Each of the above issuances was made in reliance on exemptions under Section 4(a)(2) under the Securities Act of 1933, as amended, and the Company received no proceeds from these issuances.

On December 31, 2013, we issued (i) 199,990 shares of common stock, (ii) 459,043 shares of Series H Preferred Stock, each of which is convertible into ten shares of common stock and (iii) 119,760 shares of Series I Preferred Stock, each of which is convertible into twenty shares of common stock to Rockstar Consortium US LP (“Rockstar”) in consideration for the purchase of approximately 101 patents and patent applications and related rights.

These securities were sold and issued to “accredited investors,” as such term is defined in the Securities Act and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws.

In December 2013, we entered into separate Amendment and Exchange Agreements with the holders of our outstanding shares of Series D Preferred Stock pursuant to which such holders agreed to return their shares of Series D Preferred Stock to us for cancellation in consideration for which we issued such holder an equal number of shares of Series D-1 Preferred Stock.  Each share of Series D-1 Preferred Stock is entitled to one vote per share (subject to beneficial ownership limitations described below) and shall vote together with holders of our common stock. Each share of Series D-1 Preferred Stock is convertible into one share of our common stock and has a stated value of $0.0001.  The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions.   We are prohibited from effecting the conversion of the Series D-1 Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series D-1 Preferred Stock.

The securities referenced above were sold and issued to “accredited investors,” as such term is defined in the Securities Act and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws.

II-2

On November 26, 2013, we entered into separate Amendment and Exchange Agreements with the holders of our outstanding shares of Series F Preferred Stock pursuant to which such holders agreed to return their shares of Series F Preferred Stock to us for cancellation in consideration for which we issued such holder an equal number of shares of Series F-1 Preferred Stock.  Each share of Series F-1 Preferred Stock is entitled to 91% of one vote per share (subject to beneficial ownership limitations described below) and shall vote together with holders of our common stock. Each share of Series F-1 Preferred Stock is convertible into one share of our common stock and has a stated value of $0.0001.  The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions.   We are prohibited from effecting the conversion of the Series F-1 Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series F-1 Preferred Stock.

The securities referenced above were sold and issued to “accredited investors,” as such term is defined in the Securities Act and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws.

On November 6, 2013, we sold an aggregate of 304,250 shares of Series F Preferred Stock and 48,438 shares of common stock to five accredited investors for gross proceeds of $2,235,000.  The purchase price per share of common stock was $6.40 for $1,310,000 of such investment and $6.25 for $925,000 of such investment.   No broker was utilized in connection with the sale. Each share of Series F Preferred Stock is entitled to one vote per share (subject to beneficial ownership limitation) and shall vote together with holders of our common stock.  We are prohibited from effecting the conversion of the Series F Preferred Stock to the extent that, as a result of such conversion, the holder will beneficially own more than 9.99% in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series F Preferred Stock.

The securities referenced above were sold and issued to “accredited investors,” as such term is defined in the Securities Act and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws.

On July 24, 2013, we closed on the acquisition of a group of patents in the mobile communication sector from Rockstar.  In consideration for the patents, we paid certain consideration to Rockstar, including 176,991 shares of the Company’s common stock.  The Shares are subject to a lock-up agreement, subject to certain leak-out provisions, which shall expire on the earlier of (i) six months from the issuance of the shares and (ii) the date that our common stock achieves a trading volume of at least 50,000 shares per day and a closing price of at least $13 per share for a period of five consecutive days.

The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 25, 2013, we sold an aggregate of 100,000 shares of Series E Convertible Preferred Stock to an accredited investor for a per share price of $5.00 with gross proceeds to the Company of $500,000.      Each share of Series E Convertible Preferred Stock is convertible, at the option of the holder at any time, into one (1) share of our common stock and has a stated value of $0.0001.  Such conversion ratio is subject to adjustment in the case of stock splits, stock dividends, combination of shares and similar recapitalization transactions.   We are prohibited from effecting the conversion of the Series E Convertible Preferred Stock to the extent that, as a result of such conversion, the holder will beneficially own more than 4.99% (or, if such limitation is waived by the holder upon no less than 61 days prior notice, 9.99%) in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series E Preferred Stock.

The securities referenced above were sold and issued to “accredited investors,” as such term is defined in the Securities Act and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws.

On March 6, 2013, we entered into separate Warrant Exchange Agreements with certain investors that participated in the November 2012 private placement transaction pursuant to which such investors exchanged common stock purchase warrants acquired in the private placement transaction for shares of our Series C Convertible Preferred Stock.  Each share of Series C Convertible Preferred Stock is convertible into one share of common stock at the option of the holder.  Each share of Series C Preferred Stock has a stated value of $0.0001 per share and upon the liquidation, dissolution or winding up of the business of the Company, each holder of Series C Preferred Stock shall be entitled to receive, for each share held, a preferential amount in cash equal to the Stated Value.  The holder of Series C Preferred Stock may not convert such shares to the extent such conversion would cause the holder to hold in excess of 4.99% of our issued and outstanding common stock, subject to an increase in such limitation to 9.99% upon the written notice by the holder to the Company.

II-3

Warrants were issued in November 2012 for an aggregate of 483,657 shares of common stock.  The Warrants were exercisable through November 7, 2017 at an exercise price of $6.53 per share.

Pursuant to the Warrant Exchange Agreements, the investors received in exchange for their warrants an aggregate of 229,337 shares of the Series C Convertible Preferred Stock, convertible into one (1) share of common stock.  This is the same number of shares of common stock that would have been  issued upon a “cashless exercise” of the exchanged warrants, as permitted by the terms of the warrants, based on the one-day volume weighted average price of the Company’s common stock on February 28, 2013 of $12.6439 as reported by Bloomberg.

The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

See the Exhibit Index set forth on page II-7 to this Registration Statement, which is incorporated herein by reference.

ITEM 17. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

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(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and

(e) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on November 30, 2015.

Spherix Incorporated (Registrant)

	By:	/s/ Anthony Hayes

Date: November 30, 2015	Anthony Hayes Director and Chief Executive Officer (Principal Executive Officer)

	By:	/s/ Frank Reiner

Date: November 30, 2015	Frank Reiner Interim Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Anthony Hayes
Anthony Hayes		Chief Executive Officer and Director (Principal Executive Officer)	November 30, 2015

/s/ Frank Reiner
Frank Reiner		Interim Chief Financial Officer (Principal Financial and Accounting Officer)	November 30, 2015

*
Robert J. Vander Zanden		Chairman of the Board	November 30, 2015

*
Jeffrey Ballabon		Director	November 30, 2015

*
Douglas T. Brown		Director	November 30, 2015

*
Tim S. Ledwick		Director	November 30, 2015

*
Howard E. Goldberg		Director	November 30, 2015

* By:	/s/ Anthony Hayes
Anthony Hayes, Attorney-in-Fact November 30, 2015

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Spherix Incorporated (incorporated by reference to Form 8-K filed April 25, 2014)

3.2	Amended and Restated Bylaws of Spherix Incorporated (incorporated by reference to Form 8-K filed October 15, 2013)

4.1	Specimen Certificate for common stock, par value $0.0001 per share, of Spherix Incorporated (incorporated by reference to Form S-3/A filed April 17, 2014)

4.2	Rights Agreement dated as of January 24, 2013, between Spherix Incorporated and Equity Stock Transfer, LLC (incorporated by reference to Form 8-K filed January 30, 2013)

4.3	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (incorporated by reference to Form 8-K filed on March 7, 2013)

4.4	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (incorporated by reference to Form 8-K filed on April 4, 2013)

4.5	Certificate of Designation of Preferences, Rights and Limitations of Series D-1 Convertible Preferred Stock (incorporated by reference to Form 8-K filed on November 29, 2013)

4.6	Certificate of Designation of Preferences, Rights and Limitations of Series F-1 Convertible Preferred Stock (incorporated by reference to Form 8-K filed on November 26, 2013)

4.7	Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock (incorporated by reference to Form 8-K filed on January 2, 2014)

4.8	Certificate of Designation of Preferences, Rights and Limitations of Series I Redeemable Convertible Preferred Stock (incorporated by reference to Form 8-K filed on January 2, 2014)

4.9	Certificate of Designation of Preferences, Rights and Limitations of Series J Convertible Preferred Stock (incorporated by reference to Form 8-K/A filed on June 2, 2014)

4.10	Certificate of Designation of Preferences, Rights and Limitations of Series K Convertible Preferred Stock*

4.11	Form of Warrant (incorporated by reference to Form 8-K filed on March 26, 2014)

4.12	Form of Common Stock Purchase Warrant (incorporated by reference to Form 8-K filed on July 17, 2015)

4.13	Form of Warrant*

5.1	Opinion of Nixon Peabody LLP regarding the validity of the common stock and warrants being registered*

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10.1	1997 Stock Option Plan (incorporated by reference from the Company’s Proxy Statements for its May 1998, May 2001, May 2005, November 2011 and August 2012 annual meetings, as filed with the Commission)

10.2	2012 Equity Incentive Plan (incorporated by reference from the Company’s Information Statement on Form DEF 14c filed November 26, 2012)

10.3	Lease Agreement dated October 4, 2007, between Elizabethean Court Associates III Limited Partnership and the Company (incorporated by reference to Form 10-Q filed November 19, 2007)

10.4	Amendment to Office Building Lease, between Elizabethean Court Associates III Limited Partnership and the Company (incorporated by reference to Form 8-K filed March 23, 2012)

10.5	Agreement and Plan of Merger dated April 2, 2013 (incorporated by reference to the Form 8-K filed on April 4, 2013)

10.6	Spherix Incorporated 2013 Equity Incentive Plan (incorporated by reference to the Form 8-K filed on April 4, 2013)

10.7	Spherix Incorporated 2014 Equity Incentive Plan (incorporated by reference from the Company’s Proxy Statement on Form DEF 14A filed December 20, 2013)

10.8	Amendment to Spherix Incorporated 2014 Equity Incentive Plan (incorporated by reference from the Company’s Proxy Statement on Form DEF 14A filed March 28, 2014)

10.9	First Amendment to Agreement and Plan of Merger dated August 30, 2013 (incorporated by reference to the Form 8-K filed on September 4, 2013)

10.10	Form of Indemnification Agreement (incorporated by reference to the Form 8-K filed on September 10, 2013)

10.11	Employment Agreement between Spherix Incorporated and Anthony Hayes (incorporated by reference to the Form 8-K filed on September 13, 2013)

10.12	Indemnification Agreement between Spherix Incorporated and Alexander Poltorak (incorporated by reference to the Form 8-K filed on October 29, 2013)

10.13	Indemnification Agreement between Spherix Incorporated and Richard Cohen (incorporated by reference to the Form 8-K filed on January 9, 2014)

10.14	Indemnification Agreement between Spherix Incorporated and Jeffrey Ballabon (incorporated by reference to the Form 8-K filed on June 13, 2014)

10.15	Patent Purchase Agreement between Spherix Incorporated and Rockstar Consortium US LP, including Amendment No. 1 thereto (incorporated by reference to the Form 8-K/A filed on November 19, 2013)

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10.16	Form of Series F Exchange Agreement (incorporated by reference to the Form 8-K filed on November 26, 2013)

10.17	Form of Series D Exchange Agreement (incorporated by reference to the Form 8-K filed on December 30, 2013)

10.18	Form of Voting and Support Agreement (incorporated by reference to the Form 8-K filed on January 2, 2014)

10.19	Confidential Patent Purchase Agreement dated December 31, 2013 between Spherix Incorporated and Rockstar Consortium US LP (incorporated by reference to the Form S-1/A filed January 21, 2014)

10.20	Consulting Agreement, effective as of August 10, 2015, between Spherix Incorporated and Howard E Goldberg, d/b/a Forward Vision Associates (incorporated by reference to Form 8-K filed on August 19, 2015)

10.21	Form of Securities Purchase Agreement, dated July 15, 2015, by and between Spherix Incorporated and each of the Purchasers (as defined therein) (incorporated by reference to Form 8-K filed on July 17, 2015)

10.22	Form of Securities Purchase Agreement*

21.1	List of Subsidiaries (incorporated by reference to Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 30, 2015)

23.1	Consent of Marcum LLP, Independent Auditors*

23.2	Consent of Nixon Peabody LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page of prior filing)***

* Filed herewith.

** To be filed with amendment.

*** Previously filed.

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